UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
Blade Air Mobility, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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55 Hudson Yards, 14th Floor
New York, NY 10001
(347) 795-1074
March 22, 2024
Dear Fellow Stockholder:
On behalf of the Board of Directors and management of Blade Air Mobility, Inc., I cordially invite you to attend our annual meeting of stockholders on Thursday, May 2, 2024 at 9:00 a.m. (Eastern Time). The 2024 Annual Meeting will be a virtual meeting of stockholders. You will be able to attend the 2024 Annual Meeting, vote your shares electronically and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/BLDE2024. Stockholders will be able to listen, vote, and submit questions from their home or any location with internet connectivity. To participate in the meeting, you must have the 16-digit number that is shown on your Notice of Internet Availability of Proxy Materials or on your proxy card if you elected to receive proxy materials by mail. The notice of meeting and proxy statement that follow describe the business that we will consider at the meeting.
We hope that you will be able to attend the meeting via our live webcast. However, regardless of whether you attend the meeting, your vote is very important. We are pleased to offer multiple options for voting your shares. You may vote by telephone, via the internet, by mail or through our live webcast of the Annual Meeting, as described beginning on page one of the proxy statement.
Thank you for your continued support of Blade Air Mobility, Inc.
Sincerely yours,

Robert S. Wiesenthal
Chief Executive Officer

Notice of 2024 Annual Meeting of Stockholders
May 2, 2024
9:00 a.m. (Eastern Time)
www.virtualshareholdermeeting.com/BLDE2024
You can attend the 2024 Annual Meeting online through our live webcast, vote your shares electronically and submit your questions during the 2024 Annual Meeting, by visiting www.virtualshareholdermeeting.com/BLDE2024. You will need to have the 16-digit number included on your notice or your proxy card (if you received a printed copy of the proxy materials) to join the 2024 Annual Meeting.
AGENDA:
1.
To elect the two Class III directors named in our Proxy Statement to hold office until the annual meeting of stockholders for the calendar year ended December 31, 2026 (the “2027 Annual Meeting”) and until their respective successors have been duly elected and qualified;

2.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.	Transact any other business properly introduced at the 2024 Annual Meeting.
Only stockholders of record as of March 7, 2024 will be entitled to attend and vote at the 2024 Annual Meeting and any adjournments or postponements thereof. A list of these stockholders will be open for examination by any stockholder for any purpose germane to the 2024 Annual Meeting for a period of 10 days prior to the 2024 Annual Meeting by contacting our Investor Relations department at investors@blade.com and during the 2024 Annual Meeting at www.virtualshareholdermeeting.com/BLDE2024.
Please note that if you held common stock on March 7, 2024 in “street name” (that is, through a broker, bank or other nominee), you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, bank or other nominee how to vote your shares. You will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.
We hope that you can attend the 2024 Annual Meeting. Regardless of whether you will attend via our live webcast, please complete and return your proxy so that your shares can be voted at the 2024 Annual Meeting in accordance with your instructions.
We are pleased to furnish proxy materials to our stockholders on the internet. We believe that this allows us to provide you with the information that you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.
March 22, 2024
By Order of the Board of Directors

Melissa M. Tomkiel
President, General Counsel and Corporate Secretary
This Proxy Statement and accompanying proxy card are first being made available on or about March 22, 2024.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS:

Our official Notice of Annual Meeting of Stockholders, Proxy Statement and 2023 Annual Report on Form 10-K for the fiscal year ended December 31, 2023, are available electronically at https://ir.blade.com/sec-filings/all-sec-filings
References in this Proxy Statement to “Blade,” “the Company,” “we,” “us” or “our” refer to Blade Air Mobility, Inc. and include all of its consolidated subsidiaries, unless otherwise indicated or the context requires otherwise. References to “the Board” refer to our board of directors. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (our “Annual Report”), including financial statements, is being sent simultaneously with this Proxy Statement to each stockholder who requested paper copies of these materials and will also be available at www.proxyvote.com.

Summary Information for the Annual Meeting of Stockholders to be held on May 2, 2024
This Proxy Statement (this “Proxy Statement”) and our annual report for the fiscal year ended December 31, 2023 (the “Annual Report” and, together with the Proxy Statement, the “proxy materials”) are being furnished by and on behalf of the board of directors (the “Board”) of Blade Air Mobility, Inc. in connection with our annual meeting of stockholders for the calendar year ended December 31, 2023 (the “Annual Meeting” or the “2024 Annual Meeting”). As used herein, the terms “Blade,” the “Company,” “we,” “us,” or “our” refer to Blade Air Mobility, Inc. and its consolidated subsidiaries unless otherwise stated or the context otherwise requires. The Company was a special purpose acquisition company called Experience Investment Corp. (“EIC”) prior to the closing of the merger of privately held Blade Urban Air Mobility, Inc. (“Old Blade”) with and into a subsidiary of EIC, resulting in Old Blade becoming a wholly owned subsidiary of EIC on May 7, 2021 (the “Closing”), and EIC changed its name to Blade Air Mobility, Inc.
To assist you in reviewing the proposals to be voted upon at our 2024 Annual Meeting, we have summarized important information contained in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should carefully read the entire Proxy Statement and Annual Report on Form 10-K before voting.
Stockholders of record as of March 7, 2024 may cast their votes in any of the following ways:

Internet	Phone	Mail	Via webcast during the Annual Meeting
Visit www.proxyvote.com. You will need the 16-digit number included in your proxy card, voter instruction form or notice.	Call 1 800-690-6903 or the number on your voter instruction form. You will need the 16-digit number included in your proxy card, voter instruction form or notice.	Send your completed and signed proxy card or voter instruction form to Broadridge Financial Solutions c/o Vote Processing: 51 Mercedes Way, Edgewood NY 11717.	Visit www.virtualshareholder meeting.com/BLDE2024. You will need the 16- digit number included in your proxy card, voter instruction form or notice. Online access begins at 8:45 a.m. (Eastern Time).
Voting Matters and Board Recommendation
Proposal	Board Vote Recommendation
Elect Class III Directors (page 2)	FOR each Director
Ratify the Appointment of Independent Registered Public Accounting Firm for 2024 (page 14)	FOR
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Board Nominees
The following table provides summary information about each director nominee.
Name	Director since	Class	Principal Occupation	Committee Membership
				CC(1)	AC(2)	NCGC(3)
Susan Lyne	2021	III	President and Managing Partner at BBG Ventures
Robert Wiesenthal	2021	III	Chief Executive Officer at the Company
(1)	CC
Compensation Committee
(2)	AC
Audit Committee
(3)	NCGC
Nominating and Corporate Governance Committee
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ABOUT BLADE
Blade provides air transportation and logistics for hospitals across the United States, where it is one of the largest transporters of human organs for transplant, and for passengers, with helicopter and fixed wing services primarily in the Northeast United States, Southern Europe and Western Canada. Based in New York City, Blade's asset-light model, coupled with its exclusive passenger terminal infrastructure and proprietary technologies, is designed to facilitate a seamless transition from helicopters and fixed-wing aircraft to Electric Vertical Aircraft (“EVA” or “eVTOL”), enabling lower cost air mobility that is both quiet and emission-free.
Transitioning to EVA
One of our primary missions is to help passengers safely and reliably experience new ways of traveling with the highest respect for and least impact on our environment.
Our goal is to make aviation more accessible by preparing for the adoption of EVA. These quiet, carbon- neutral and cost-effective electric aircraft are currently being developed and flown by our investors and partners today. On February 14, 2023, Blade completed an historic EVA flight in New York, in partnership with BETA Technologies, marking an important milestone to enable the introduction of EVA into Blade’s New York and Short Distance businesses. We believe that reducing noise, emissions, and cost will help bring urban air mobility to more people in more places. Specifically, we expect the reduced noise footprint and zero carbon emission characteristics of EVA to allow for the development of new, vertical landing infrastructure (“vertiports”) in our existing and new markets.
We believe that our current business demonstrates the commercial use case for future EVA. Our Short Distance business model is focused on dense urban areas with existing air transportation infrastructure that are facing increasing ground congestion. In these areas, Blade’s urban air mobility services can provide significant time savings for our fliers. Large urban markets and hospitals with existing heliport infrastructure should be able to accommodate EVA while other areas may need several years to permit and build such infrastructure.
We believe that Blade is well positioned to introduce EVA into commercial service, once available, for a number of reasons. In our Passenger segment, we believe our existing Short Distance routes will be compatible with EVA, which are initially expected to have a limited range, and our existing terminal space will accommodate EVA.
Additionally, we believe that the last-mile transports we perform using helicopters or ground vehicles in our Medical segment may be compatible with EVA, reducing organ transport time and cost for our customers. Blade’s unit economics are designed to be profitable using either conventional helicopters or EVA, even if early EVA do not deliver significant cost savings relative to helicopters. Moreover, Blade’s asset-light business model and technology platform are operator and aircraft agnostic, enabling a seamless transition to EVA.
Commitment to Our Communities
Our MediMobility Organ Transport business partners with transplant centers and organ procurement organizations across the United States, providing cost-effective, rapid movement of organs and transplant teams while maximizing success rates for patients. We believe Blade is the largest dedicated air transporter of human organs for transplant in the United States, leveraging the combined volumes of our retail and medical businesses to enable expanded aircraft availability and better pricing for our customers.
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PROPOSAL 1 ELECT CLASS III DIRECTORS
Our business and affairs are managed under the direction of our Board. Our Board currently consists of nine directors. Following the Annual Meeting, our Board will consist of eight directors.
Our amended and restated certificate of incorporation provides that, subject to the right of holders of any series of preferred stock, our Board will be divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with the directors serving staggered three-year terms, with only one class of directors being elected at each annual meeting of stockholders. As a result, approximately one-third of our Board will be elected each year.
Unless otherwise specified in the proxy, the shares voted pursuant thereto will be cast for each of Ms. Lyne and Mr. Wiesenthal. If, for any reason, at the time of election any of the nominees named should decline or be unable to accept his or her nomination or election, it is intended that such proxy will be voted for a substitute nominee, who would be recommended by our Board. Our Board, however, has no reason to believe that any of the nominees will be unable to serve as a director.
The following biographical information is furnished as to each nominee for election as a director and each of our directors as of March 22, 2024. References to service on our Board prior to May 7, 2021 refer to service on the board of directors of EIC.
Nominees for Election to the Board of Directors for a Three-Year Term Expiring at the 2027 Annual Meeting:

Susan M. Lyne, 73, has served as one of our directors since May 2021. Since September 2014, Ms. Lyne has been President and Managing Partner of BBG Ventures, a private investment fund focused on women-led tech startups. From February 2013 to September 2014, Ms. Lyne was Chief Executive Officer of the AOL Brand Group where she oversaw the content brands of AOL, Inc., a global media technology company, including TechCrunch, Engadget, StyleList, Moviefone and MapQuest. From September 2008 to February 2013, she was Chief Executive Officer and then Chairman of Gilt Groupe, Inc., the innovative ecommerce company that pioneered flash sales in the United States. From 2004 to 2008, Ms. Lyne served as President and Chief Executive Officer of Martha Stewart Living Omnimedia, Inc., a diversified media and merchandising company. From 1996 to 2004, Ms. Lyne held various positions at The Walt Disney Company, a diversified worldwide entertainment company, including President of ABC Entertainment. Ms. Lyne currently serves as a director on the Board of Directors of GoPro, Inc., a Nasdaq-listed company, where she is Chair of the Compensation Committee, and has previously served as a director on the Board of Directors of Gilt Groupe, Inc., AOL, Inc., Martha Stewart Living Omnimedia, Inc., Starz Entertainment Group, LLC, a global media and entertainment company, and CIT Group, Inc., an American bank and financial services company education. We believe Ms. Lyne is qualified to serve as one of our directors based on her experience on the Boards of Directors of other companies, her extensive executive experience and her background in the media and consumer products industries.

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Robert S. Wiesenthal, 57, has served as Blade’s Chief Executive Officer since the Closing Date and Old Blade’s Chief Executive Officer from July 2015 through the Closing Date. Mr. Wiesenthal has also served as one of our directors since May 2021, and as a member of Old Blade’s Board of Directors from June 2014 through the Closing Date. From January 2013 to July 2015, Mr. Wiesenthal served as Chief Operating Officer of Warner Music Group Corp., a global music conglomerate. From 2000 to 2012, Mr. Wiesenthal served in various senior executive capacities with Sony Corporation, most recently as Executive Vice President and Chief Financial Officer of Sony Corporation of America. Prior to joining Sony, from 1988 to 2000, Mr. Wiesenthal served in various capacities with Credit Suisse First Boston, most recently as Managing Director, Head of Digital Media and Entertainment. Mr. Wiesenthal currently serves on the Board of Directors of TripAdvisor, Inc., a Nasdaq-listed company, and previously served on the Board of Directors of Starz, a global media and entertainment company. Mr. Wiesenthal holds a B.A. from the University of Rochester. We believe Mr. Wiesenthal is qualified to serve as one of our directors based on his experience on the Boards of Directors of other companies, his extensive executive experience and his background in the travel and technology industries.

Members of the Board of Directors Continuing in Office for a Term Expiring at the Annual Meeting of Stockholders for the Calendar Year Ending December 31, 2024 (the “2025 Annual Meeting”):

John KL Borthwick, 58, has served as one of our directors since March 2023. Mr. Borthwick is the Founder and CEO of Betaworks, a New York-based startup platform that builds, accelerates, and invests in early-stage consumer technology companies, which he founded in August 2008. From July 2006 to October 2007, Mr. Borthwick served as the Chief Executive Officer of Fotolog, a private photo-sharing social media network. From March 2003 to August 2006, Mr. Borthwick served as Senior Vice President of Alliances and Technology Strategy for Time Warner Inc., a NYSE-listed media and entertainment company. Mr. Borthwick currently serves on the Board of Trustees of WNYC, New York Public Radio. Mr. Borthwick holds an M.B.A. from the Wharton School and a B.A. in Economics from Wesleyan University. We believe Mr. Borthwick is qualified to serve as one of our directors based on his extensive experience in the startup, technology and investment sectors and his track record of building and accelerating successful companies.

Reginald L. Love, 41, has served as one of our directors since September 2021. Mr. Love has served as a Senior Advisor at Apollo Global Management, a private global alternative investment management firm, since February 2020. Mr. Love previously served as Partner at RON Transatlantic EG, an international financial holding company with interests in the financial services, logistics, energy, industrial and beer sectors in the United States, Latin America and Europe, from 2012 to February 2020. Prior to joining RON Transatlantic EG, Mr. Love served at the White House as Personal Aide to President Barack Obama from 2009 to 2011, where he was responsible for assisting with the coordination and completion of the President’s daily schedule as well as coordinating with other White House offices to set up long and medium range planning. Mr. Love is a graduate of Duke University and holds an M.B.A. from the Wharton School at the University of Pennsylvania. Mr. Love also serves on the boards of Cox

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Media Group, a private American media conglomerate, and the National Summer Learning Association, an American non-profit organization focused on education. We believe Mr. Love is qualified to serve as one of our directors based on his extensive leadership, investment, government affairs and international business experience.

Edward M. Philip, 58, has served as one of our directors since September 2019. Mr. Philip was the Chief Operating Officer of Partners in Health, a global non-profit healthcare organization, responsible for overseeing the operations of the Partners in Health projects globally including in countries such as Liberia, Sierra Leone, Rwanda and Haiti, from 2013 to 2017. Previously he served as Special Partner of Highland Consumer Fund, a consumer-oriented investment fund which he founded, from 2013 to 2017 and as Managing General Partner from 2006 to 2013. Mr. Philip was one of the founding members of the internet search company Lycos, Inc. During his time with Lycos, Mr. Philip held the positions of President, Chief Operating Officer and Chief Financial Officer at different times. Prior to joining Lycos, Mr. Philip spent time as the Vice President of Finance for The Walt Disney Company and also previously spent a number of years in investment banking. He currently serves on the Board of Directors of United Airlines Holdings Inc., a Nasdaq-listed airline, since 2016 and BRP Inc., a publicly traded Canadian recreational vehicle manufacturer, since 2005. Mr. Philip holds a B.S. in Economics and Mathematics from Vanderbilt University and an M.B.A. from Harvard Business School. We believe Mr. Philip is qualified to serve as one of our directors based on his extensive public company board service as well as his extensive experience in the travel, leisure and recreation industries.

Members of the Board of Directors Continuing in Office for a Term Expiring at the Annual Meeting of Stockholders for the Calendar Year Ending December 31, 2025 (the “2026 Annual Meeting”):

Eric L. Affeldt, 66, has served as our Chairman since September 2019. From 2006 to 2017, Mr. Affeldt served as the President and Chief Executive Officer of ClubCorp, a privately held owner and operator of golf, dining and fitness clubs. In 2017, he assisted with the take private transaction of ClubCorp, which was previously listed on the NYSE, to an affiliate of Apollo Global Management. Prior to ClubCorp, he served as a principal of KSL Capital Partners, a private equity firm that specializes in travel and leisure, from 2005 to 2007. In addition, Mr. Affeldt was President of General Aviation Holdings, Inc., an aviation holding company, from 2000 to 2005. Prior to this, Mr. Affeldt also served as President and Chief Executive Officer of KSL Fairways, an owner and manager of golf courses; Vice President and General Manager of Doral Golf Resort and Spa in Miami and the PGA West and La Quinta Resort and Club in California. He has also served on the Board of Directors of the Vail Health System, a private healthcare system in Colorado, since 2017. Mr. Affeldt served on the Board of Directors for Cedar Fair Entertainment Company, an owner and operator of amusement parks, from 2010 to 2018, and was Chairman of its Board of Directors from 2012 to 2018. Mr. Affeldt holds a B.A. in Political Science and Religion from Claremont McKenna College. We believe Mr. Affeldt is qualified to serve as one of our directors based on his extensive operational, board and investment experience.

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Andrew C. Lauck, 38, has served as one of our directors since March 2023. Mr. Lauck served as an observer on our Board from December 2022 to March 2023. Since December 2019, Mr. Lauck has been a Partner at RedBird Capital Partners LP (“RedBird”), a private investment firm, where he was a Principal from December 2016 to December 2019 and a Vice President from August 2014 to December 2016. At RedBird, Mr. Lauck leads the firm’s consumer investment business and is responsible for the firm’s investments in the Company, Jet Linx, BETA Technologies, Aero Centers, VeriJet, Equipment Share and RedBird QSR. Prior to joining RedBird, Mr. Lauck served as Vice President of BDT & Company LLC, a private merchant bank, from December 2013 to July 2014 and as an Associate from August 2011 to December 2013. Mr. Lauck was an Associate at Flexpoint Ford, LLC, a private equity investment firm, from July 2010 to August 2011 and an Analyst at Goldman Sachs, a NYSE- listed American multinational investment bank and financial services company, from July 2007 to June 2010. Mr. Lauck serves as Vice Chairman of the Board of Directors of Vogel Alcove, a non-profit organization on a mission to help young children overcome the lasting and traumatic effects of homelessness, and on the boards of the Cotton Bowl Athletic Association and the Frontiers of Flight Museum (both of which are privately held companies). Mr. Lauck holds a B.S. in Finance and International Business, with distinction and honors, from Indiana University, and is an FAA licensed, instrument-rated pilot. We believe Mr. Lauck is qualified to serve as one of our directors based on his extensive investment and management experience in the aviation, finance and consumer products industries.

Kenneth B. Lerer, 72, has served as one of our directors since May 2021 and was the Chairman of Old Blade’s Board of Directors from July 2016 through the Closing Date. Mr. Lerer is a Managing Partner at Lerer Hippeau Ventures, an early stage venture capital fund, which he founded in January 2010. He was a Co-Founder of The Huffington Post (acquired by AOL), an American news aggregator and media company, from 2005 to 2011 and previously served as Executive Vice President of AOL Time Warner, a global media technology company, from 2000 to 2002. Mr. Lerer has sat on the board of Group Nine Media, an American digital media holding company, since 2016. He was formerly the Chairman of the Board of Directors of BuzzFeed, an American internet media, news and entertainment company, from 2008 to 2019 and previously served on the board of Viacom, a multinational media and entertainment corporation, from 2016 to 2018. We believe Mr. Lerer is qualified to serve as a one of our directors based on his extensive executive, board and investment experience.

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Class III Director That Served During the Calendar Year Ending December 31, 2023

Jane C. Garvey, 80, has served as one of our directors since May 2021. She was previously a member of the Board of Directors at United Airlines from 2009 to 2018, and served as its Chairman from May 2018 to May 2020. Ms. Garvey had numerous roles in public service, including serving as FAA Administrator from 1997 to 2002, Deputy Administrator of the Federal Highway Administration from 1993 to 1997, director of Boston’s Logan International Airport from 1991 to 1993, and as the Massachusetts Department of Public Works Commissioner from 1988 to 1991. After leaving public service, Ms. Garvey became Executive Vice President and Chairman of the transportation practice at APCO Worldwide, an independent global public affairs and strategic communications consultancy, from 2002 to 2006, and was an Advisor to J.P. Morgan’s infrastructure practice from 2005 to 2008. She has served on several boards including Shanska, a multinational construction and development company, Bombardier, a multinational aerospace and transportation company, and MITRE Corporation, an American not-for-profit technology resource organization. Ms. Garvey currently serves as Chairman of the Board of Directors of Meridiam Infrastructure, North America, a private global investor and asset manager, Chairman of the Meridiam Infrastructure Global Advisory Board and Chairman of the Board of Directors of Allego Holding B.V., a NYSE- listed pan-European electric vehicle charging network. Ms. Garvey holds a B.A. from Mount Saint Mary College and M.A.T in English Instruction from Mount Holyoke College. We believe Ms. Garvey is qualified to serve as one of our directors based on her experience in a broad range of industries, including infrastructure development, financial services, transportation, construction, and consulting.

There are no family relationships among any of our directors or executive officers.
Required Vote
Our bylaws provide for a plurality voting standard for the election of directors. Under this voting standard, once a quorum has been established, the nominees who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting. This means that the two nominees receiving the highest number of votes at the 2024 Annual Meeting will be elected, even if these votes do not constitute a majority of the votes cast. Only votes cast “FOR” a nominee will be counted in the election of directors. Votes that are “WITHHELD” with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees.
Recommendation
The Board recommends that stockholders vote “FOR” all of the nominees
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CORPORATE GOVERNANCE
Board of Directors
Composition of the Board
The business and affairs of Blade are managed under the direction of the Board. We have a classified Board, with members of each class serving staggered three-year terms. In 2023, our Board consisted of three directors in Class I (Mr. Borthwick, Mr. Love and Mr. Philip), three directors in Class II (Mr. Affeldt, Mr. Lauck and Mr. Lerer) and three directors in Class III (Ms. Garvey, Ms. Lyne and Mr. Wiesenthal). The Class III directors are up for election at our 2024 Annual Meeting, the Class I directors will next be up for election at our 2025 Annual Meeting and the Class II directors will next be up for election at our 2026 Annual Meeting.
Director Independence
Nasdaq listing rules require that a majority of the board of directors of a company listed on Nasdaq be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship that, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Based on information provided by each director concerning his or her background, relationship with the Company and its management, employment and affiliations, including family relationships and associations with significant stockholders, the Board has determined that each of Eric Affeldt, John Borthwick, Jane Garvey, Andrew Lauck, Kenneth Lerer, Susan Lyne, Reginald Love and Edward Philip is an independent director under the Nasdaq listing rules and that all of such persons are also independent under Rule 10A-3 of the Exchange Act, except Mr. Affeldt. In making these determinations, the Board considered the current and prior relationships that each non- employee director has and will have with Blade and all other facts and circumstances that the Board deems relevant in determining independence.
Board Committees
The standing committees of our Board consist of an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board may from time to time establish other committees.
Our Chief Executive Officer, President and other executive officers will regularly report to the non-employee directors and the Audit, Compensation and Nominating and Corporate Governance Committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls.
Charters for each of these committees, as well as our corporate governance guidelines, is available on the Company’s investor relations website at ir.blade.com.
Audit Committee
In 2023, our Audit Committee consists of Mr. Philip, who served as the Chairperson, Ms. Garvey, Mr. Lauck and Ms. Lyne. Following the Annual Meeting, our Audit Committee will consist of Mr. Philip, who will serve as the Chairperson, Mr. Lauck and Ms. Lyne. Each member of the Audit Committee qualifies as an independent director under the Nasdaq corporate governance standards and the independence requirements of Rule 10A-3 of the Exchange Act. Our Board has determined that Mr. Philip qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of Nasdaq.
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The purpose of our Audit Committee is to assist our Board in discharging its responsibilities relating to:
•
reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the Board whether the audited financial statements should be included in our annual reports;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
•	discussing with management major risk assessment and risk management policies, including cybersecurity risks;
•	monitoring the independence of the independent auditor;
•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•	reviewing and approving all related-party transactions;
•	inquiring and discussing with management our compliance with applicable laws and regulations;
•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
•	appointing or replacing the independent auditor;
•
determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Compensation Committee
In 2023, our Compensation Committee consisted of Ms. Lyne, who served as the Chairperson, Mr. Affeldt, Mr. Lerer and Mr. Philip. Following the Annual Meeting, the composition of our Compensation Committee will remain unchanged.
The purpose of the Compensation Committee is to assist our Board in discharging its responsibilities relating to:
•	setting our compensation program and compensation of our executive officers and directors,
•	monitoring our incentive and equity-based compensation plans, and
•	preparing the Compensation Committee report required to be included in our proxy statement under the rules and regulations of the SEC.
Nominating and Corporate Governance Committee
In 2023, our Nominating and Corporate Governance Committee consisted of Ms. Garvey, who served as the Chairperson, Mr. Affeldt, Mr. Borthwick and Mr. Love. Following the Annual Meeting, our Nominating and Corporate Governance Committee will consist of Mr. Love, who will serve as the Chairperson, Mr. Affeldt and Mr. Borthwick.
The purpose of our Nominating and Corporate Governance Committee is to assist our Board in discharging its responsibilities relating to:
•	identifying individuals qualified to become new Board members, consistent with criteria approved by the Board;
•
reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders;

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•	identifying Board members qualified to fill vacancies on any Board committee and recommending that the Board appoint the identified member or members to the applicable committee;
•	reviewing and recommending to the Board applicable corporate governance principles;
•	overseeing the evaluation of the Board and management; and
•	handling such other matters that are specifically delegated to the committee by the Board from time to time.
Director Nomination Rights
We are party to an Investor Rights Agreement with Experience Sponsor LLC (the “Sponsor”) and certain stockholders of Blade, including our Chief Executive Officer, Robert Wiesenthal, and other executive officers of Blade. Pursuant to the Investor Rights Agreement, the Board will nominate a number of individuals designated by the Sponsor for election as its directors at any meeting of its stockholders (each a “Sponsor Director”) such that, following the election of any directors and taking into account any director continuing to serve as such without the need for re-election, the number of Sponsor Directors serving as directors of Blade will be equal to: (a) if the Sponsor (or its permitted transferees) continues to beneficially own at least 50% of the shares of our common stock beneficially owned by the Sponsor at the closing of the Merger, two-sevenths of the total number of directors, rounding up to the nearest whole number, and (b) if the Sponsor (or its permitted transferees) continues to beneficially own at least 25% (but less than 50%) of the shares of our common stock beneficially owned by the Sponsor at the closing of the Merger, one-seventh of the total number of directors, rounding up to the nearest whole number. Once the Sponsor’s ownership falls below an applicable ownership threshold, any then-serving Sponsor Directors in excess of the number of Sponsor Directors that the Sponsor is then entitled to designate shall promptly tender his or her resignation for the consideration of the Board. We have also agreed to take all actions (to the extent such actions are not prohibited by applicable law and within our control) to cause our Chief Executive Officer to serve as a director of the Board.
As of March 22, 2024, the Sponsor had the right to designate three Sponsor Directors. Mr. Affeldt and Mr. Philip are currently serving as Sponsor Directors and the Sponsor waived its right to appoint a third Sponsor Director in connection with the expansion of our Board in March 2023.
On March 27, 2023, the Company and RB Lift entered into a nomination rights agreement (the “Nomination Rights Agreement”), which provides that, for as long as RB Lift and its affiliates beneficially own at least 5.0% of our outstanding common stock, RB Lift is entitled to nominate one director (the “RedBird Nominee”) to serve on our Board as a Class II director and, subject to certain limitations, on the Audit Committee. RB Lift nominated Andrew Lauck, the president of RB Lift, as the RedBird Nominee. In the event that the RedBird Nominee ceases to serves as a director (other than the failure of the stockholders of the Company to elect such individual as a director or the termination of the nomination right), RB Lift will have the right to designate a replacement nominee. The Nomination Rights Agreement will remain in effect until the earlier of the annual general meeting of stockholders of the Company held in 2026 or RB Lift and its affiliates ceasing to own at least 5.0% of our outstanding common stock.
Board Member Selection Criteria
In considering director candidates, the Board and the Nominating and Corporate Governance Committee consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, dedication to the Company’s mission, the ability to exercise sound business judgment and the commitment to represent the interests of the Company’s stockholders. Candidates for director nominees will be reviewed in the context of the current composition of the Board, the operating requirements of the Company, the long-term interests of stockholders and any applicable contractual obligations of the Company. In conducting this assessment, the Board and the Nominating and Corporate Governance Committee consider diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Board and the Nominating and
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Corporate Governance Committee intend to review such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Board and the Nominating and Corporate Governance Committee also intend to determine whether the nominee will be independent for Nasdaq purposes and their qualifications for committee service. From time to time, the Board (or the Nominating and Corporate Governance Committee) may change the criteria for membership of the Board to maximize the opportunity to achieve success.
Board Leadership Structure
It is Blade’s policy that the positions of Chief Executive Officer and Chairperson of the Board be held by different persons. The Board recognizes, however, that there may be circumstances that arise in the future that would lead it to combine these offices. If the Chairperson is not an independent director, one of the independent directors will be designated by the Board as lead independent director.
Currently, our leadership structure separates the offices of Chief Executive Officer and Chairperson of the Board. We believe this is appropriate as it provides our Chief Executive Officer, Mr. Wiesenthal, with the ability to focus on our day-to-day operations while allowing our Chairman, Mr. Affeldt, to lead our Board in its fundamental role of providing advice to and oversight of management.
Role of Board in Risk Oversight
The Board has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting to the Board by the Audit Committee. The Audit Committee represents the Board by periodically reviewing our accounting, reporting, financial and cybersecurity practices, including the integrity of our financial statements, the surveillance of administrative and financial controls, and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit, human resources, information technology, and cybersecurity functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk and the appropriate mitigating factors. In addition, our Board receives periodic detailed operating performance reviews from management and the Audit Committee receives regular updates from our Chief Financial Officer and other members of senior management regarding our continuous improvement projects related to cybersecurity.
Meetings and Attendance
During the year ended December 31, 2023 there were four meetings of the Board, four meetings of the Audit Committee, five meetings of the Compensation Committee, and two meetings of the Nominating and Corporate Governance Committee. Each of our directors attended at least 75% of the aggregate meetings of the Board and the committees of the Board on which they served during the period they served in 2023. Our independent directors meet regularly in executive session. All members of the Board are strongly encouraged to attend our annual meetings of stockholders. Five of our nine directors attended our annual meeting of stockholders in 2023.
Corporate Governance Guidelines
Our Board has adopted corporate governance guidelines which describe the principles and practices that our Board will follow in carrying out its responsibilities. These guidelines cover a number of areas including the role, responsibilities, size and composition of the Board, director selection criteria, independence of directors, selection of Chairperson of the Board and Chief Executive Officer, director compensation, change in present job responsibility, director orientation and continuing education, lead director, term limits, Board meetings, Board committees, expectations of directors, management succession planning, evaluation of Board performance, and executive sessions. A copy of our corporate governance guidelines is available on our investor relations website.
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Board Evaluation
Our Nominating and Corporate Governance Committee is responsible for conducting and overseeing annual self-assessments of the Board as a whole and its committees. These assessments include an evaluation of the Board’s and each committee’s contribution and effectiveness in serving the best interests of the Company and its stockholders, specific areas in which the Board and management believe that the performance of the Board and its committees can improve, and overall Board composition and makeup.
Succession Planning
Our Nominating and Corporate Governance Committee is responsible for periodically reviewing the Company’s succession plans for the role of Chief Executive Officer and other key executive officers with our Chief Executive Officer and making recommendations to our Board with respect to the selection of appropriate individuals to succeed to these positions.
Board Diversity Matrix
The table below provides certain highlights of the composition of our Board members and nominees as of March 22, 2024. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f).
Total Number of Directors: 9
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity
Directors	2	7	—	—
Demographic Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—
Did Not Disclose Demographic Background	—	—	—	—
Code of Ethics
We have adopted a Code of Business Conduct and Ethics applicable to our directors, officers, employees and consultants. A copy of our Code of Business Conduct and Ethics is available on our investor relations website. We intend to disclose any amendments to or waivers of our Code of Business Conduct and Ethics for executive officers and directors on our investor relations website to the extent required by SEC or Nasdaq rules.
Policy Against Speculative Trading, Hedging and Pledging
Our Policy Statement on Securities Trades by Company Officers, Directors and Employees prohibits our directors, officers and employees from directly or indirectly selling any equity security of the Company if they do not own the security sold. In addition, such persons are prohibited from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or
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otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities. Furthermore, our Policy Statement on Securities Trades by Company Officers, Directors and Employees prohibits such persons from pledging Company securities.
Communications with Our Board
Stockholders and other interested parties may write to our Board, the Chairman, any of the Audit, the Nominating and Corporate Governance and the Compensation Committees, or to our independent directors as a group at Blade Air Mobility, Inc., Attn: General Counsel, 55 Hudson Yards, 14th Floor, New York, New York 10001. The Board will consider stockholder questions and comments to be important and endeavor to respond promptly and appropriately, even though the Board may not be able to respond to all stockholder inquiries directly.
Our Board has developed a process to assist with managing inquiries and communications. The General Counsel will review and compile any stockholder communications and may summarize such communications prior to forwarding to the appropriate party. The General Counsel will not forward communications that are not relevant to the duties and responsibilities of the Board and are more appropriately addressed by management, including spam, junk mail and mass mailings, product or service inquiries, new product or service suggestions, resumes or other forms of job inquiries, opinion surveys and polls, business solicitations or advertisements, or other frivolous communications.
Stockholder Recommendations of Director Candidates
Stockholders who would like to recommend a director candidate for consideration by our Nominating and Corporate Governance Committee must send notice to Blade Air Mobility, Inc., Attn: General Counsel, 55 Hudson Yards, 14th Floor, New York, New York 10001, by registered, certified or express mail, and provide us with a brief biographical sketch of the recommended candidate, a document indicating the recommended candidate’s willingness to serve if elected, and evidence of the stock ownership of the person recommending such candidate. The Nominating and Corporate Governance Committee or its Chairperson will then consider the recommended director candidate in accordance with the same criteria applied to other director candidates, including those described in our corporate governance guidelines and the charter of the Nominating and Corporate Governance Committee, each of which is available on our investor relations website.
Submission of Stockholder Proposals and Board Nominees
If you would like to include a proposal for stockholder consideration in our 2025 proxy statement or bring business before our 2025 Annual Meeting, you must send notice to Blade Air Mobility, Inc., Attn: General Counsel, 55 Hudson Yards, 14th Floor, New York, New York 10001, by registered, certified, or express mail and provide the required information and follow the other procedural requirements described below.
Stockholder Proposals for Inclusion in the 2025 Proxy Statement
Stockholders who wish to present a proposal in accordance with SEC Rule 14a-8 for inclusion in our proxy materials to be distributed in connection with our 2025 Annual Meeting must submit their proposals in accordance with that rule so that they are received by the General Counsel at the address set forth above no later than the close of business on January 2, 2025. If the date of our 2025 Annual Meeting is more than 30 days before or after May 2, 2025, then the deadline to timely receive such material shall be a reasonable time before we begin to print and send our proxy materials. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received. As the rules of the SEC make clear, simply submitting a timely proposal does not guarantee that it will be included in our proxy materials.
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Other Stockholder Proposals or Nominations for Presentation at the 2025 Annual Meeting
If a stockholder wishes to bring business to a meeting for consideration other than a matter brought pursuant to SEC Rule 14a-8, the stockholder must give our Secretary written notice of the stockholder’s intent to do so and provide the information required by the provision of our bylaws dealing with stockholder proposals and director nominations. The notice of such a proposal or director nomination must be delivered to (or mailed to and received at) the address set forth above no earlier than close of business on January 2, 2025 and no later than close of business on February 1, 2025, unless our 2025 Annual Meeting of stockholders is to be held more than 30 days before, or more than 70 days after, May 2, 2025, in which case the stockholder’s notice must be delivered not earlier than the close of business on the 120th day prior to such 2025 Annual Meeting and not later than the close of business on the later of the 90th day prior to such 2025 Annual Meeting or the 10th day after public announcement of the date of such 2025 Annual Meeting is first made. In the event that the number of directors to be elected at the 2025 Annual meeting is increased and no public announcement naming all of the nominees or specifying the size of the increased Board has been made by Janaury 22, 2025, then notice of a stockholder’s nomination to fill the new position or positions may be delivered to (or mailed to and received at) the address set forth above no later than the close of business on the 10th day after public announcement of such increase is first made. The requirements for such stockholder’s notice are set forth in our bylaws, which are filed as an exhibit to our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. To Comply with SEC Rule 14a-19, the universal proxy rule, if a stockholder intends to solicit proxies in support of any director nominees other than those nominated by our Board pursuant to the proxy access process, then such stockholder must provide notice to our General Counsel that sets forth all the information required by SEC Rule 14a-19 and our bylaws by the advance notice deadlines set forth above in this paragraph. We will submit all candidates nominated by a stockholder pursuant to the procedures and requirements outlined in this “Other Stockholder Proposals or Nominations for Presentation at the 2025 Annual Meeting” section to the Nominating and Corporate Governance Committee for its review, and this submission may include an analysis of the candidate from our management. Any stockholder making a nomination in accordance with the foregoing process will be notified of the Nominating and Corporate Governance Committee’s decision. The information contained on or accessible through our corporate websites is not part of or incorporated by reference into this Proxy Statement.
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PROPOSAL 2 RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
On March 20, 2024, the Audit Committee of our Board appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2024. During our 2023 fiscal year, Marcum LLP (“Marcum”) served as our independent accountant and reported on our consolidated financial statements for that year. Prior to the Audit Committee’s appointment of Deloitte, Marcum had been our independent auditor at all times since October 2020.
The Board and the members of the Audit Committee believe that the retention of Deloitte as the Company’s independent auditor for the fiscal year ending December 31, 2024 is in the best interests of the Company and its stockholders.
We expect that representatives of Deloitte will attend the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.
Although stockholder ratification is not required, the appointment of Deloitte is being submitted for ratification at the 2024 Annual Meeting with a view towards soliciting stockholders’ opinions, which the Audit Committee will take into consideration in future deliberations. If Deloitte’s selection is not ratified at the Annual Meeting, the Audit Committee will consider the engagement of other independent accountants. The Audit Committee may terminate Deloitte’s engagement as our independent accountant without the approval of our stockholders whenever the Audit Committee deems termination appropriate.
Required Vote
Approval of this Proposal 2 requires the affirmative vote (i.e., “FOR” votes) of a majority of the shares present or represented and entitled to vote thereon at our 2024 Annual Meeting. A vote to “ABSTAIN” will count as “present” for purposes of this proposal and so will have the same effect as a vote “AGAINST” this proposal. In the absence of instructions, your broker may vote your shares on this proposal. For more information, see “General Information about the Annual Meeting and Frequency Asked Questions— Voting Instructions and Information—If you do not vote and the effect of broker non-votes.”
Recommendation
The Board recommends that stockholders vote “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
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AUDIT AND OTHER FEES
The following table sets forth the aggregate fees incurred for Marcum, our independent registered accounting firm for the fiscal years ended December 31, 2023 and December 31, 2022. These fees are categorized as audit fees, audit-related fees, tax fees, and all other fees. The nature of the services provided in each category is described below the table.
	FY 2023	FY 2022
Audit Fees	$859,241	$656,600
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$859,241	$656,600
Audit fees. Consist of fees incurred for professional services rendered for the audit of the consolidated financial statements for 2023 and 2022 and review of the quarterly interim consolidated financial statements. These fees also include the review of registration statements and the delivery of consents in connection with registration statements.
Audit-related fees. There were no fees billed by Marcum for professional services rendered for audit-related services for the fiscal years ended December 31, 2023 and December 31, 2022.
Tax fees. There were no fees billed by Marcum for tax fees for the fiscal years ended December 31, 2023 and December 31, 2022.
All other fees. There were no fees billed by Marcum for professional services rendered for other compliance purposes for the fiscal years ended December 31, 2023 and December 31, 2022.
Audit Committee Pre-Approval Process
The Audit Committee is responsible for engaging Blade’s independent auditors for overseeing and approving our independent auditor’s fees. In the fiscal years ended December 31, 2023 and December 31, 2022, the Audit Committee approved all of Marcum’s audit services directly and did not rely on any pre-approval processes or procedures during such periods. Marcum did not provide any non-audit services during these periods.
To the extent the Audit Committee adopts policies and procedures for the pre-approval of audit or non-audit services by its independent auditors for future periods, Blade will disclose such policies and procedures as required.
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AUDIT COMMITTEE REPORT
The Audit Committee of the Board assists the Board in performing its oversight responsibilities for the Company’s financial reporting process and audit process as more fully described in the Audit Committee’s charter. Management has the primary responsibility to establish and maintain a system of internal control over financial reporting, for the financial statements and the reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of its financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and to issue reports thereon. The Audit Committee does not provide any expert or other special assurance as to the Company’s financial statements or any expert or professional certification as to the work of our independent registered public accounting firm.
In the performance of its oversight function, the Audit Committee reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2023 with the Company’s management and its independent registered public accounting firm. The Audit Committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee received and reviewed the written disclosures and the letter from the Company’s independent registered public accounting firm required by the applicable requirements of the PCAOB regarding such accounting firm’s communications with the Audit Committee concerning independence and has discussed with the Company’s independent registered public accounting firm that firm’s independence and considered whether any “non-audit” services provided by the independent registered public accounting firm are compatible with maintaining its independence.
Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC.
Audit Committee

Edward Philip
Andrew Lauck
Jane Garvey
Susan Lyne
Notwithstanding any statement in any of our filings with the SEC that might be deemed to incorporate part or all of any filings with the SEC by reference, including this Proxy Statement, the foregoing Audit Committee Report is not incorporated into any such filings.
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EXECUTIVE OFFICERS
Summary biographies of our executive officers as of March 22, 2024 (other than Mr. Wiesenthal) are provided below. Information on Mr. Wiesenthal can be found under “Proposal 1 Elect Class III Directors.” All of our executive officers serve at the discretion of our Board.

Melissa M. Tomkiel, 43, has served as Blade’s President and General Counsel since the Closing Date and Old Blade’s President since January 2021 and Old Blade’s General Counsel since February 2015. Ms. Tomkiel was Old Blade’s President, Fixed Wing from 2015 to 2020. From 2010 to 2015, Ms. Tomkiel was President of LIMA NY Corp., a commuter air carrier operating amphibious seaplanes and rotorcraft. From 2006 to 2010, Ms. Tomkiel was an attorney at Pryor Cashman, a U.S. law firm. Ms. Tomkiel has a J.D. from St. John’s University School of Law and a B.A. from the University of Notre Dame.

William A. Heyburn, 35, has served as Blade’s Chief Financial Officer and Head of Corporate Development since the Closing Date, Old Blade’s Chief Financial Officer from December 2020 through the Closing Date and Old Blade’s Head of Corporate Development from May 2018 through the Closing Date. From 2015 to April 2018, Mr. Heyburn served in various capacities at Redbird Capital Partners, a private investment firm, most recently as Vice President. Prior to joining RedBird, Mr. Heyburn was a member of the U.S. Credit Investment Team at Oak Hill Advisors, L.P., a global alternative investment firm, from 2013 to 2015. Prior to joining Oak Hill, Mr. Heyburn was a member of the investment banking group at Moelis and Company, an independent investment bank, focused on restructuring transactions, from 2011 to 2013. Mr. Heyburn has an A.B. from Harvard University.

Amir M. Cohen, 47, has served as Blade’s Chief Accounting Officer since May 2021. From 2008 to April 2021, Mr. Cohen served in various capacities at WPP, a multinational communications holding company, most recently as Senior Vice President of Finance. Prior to joining WPP, Mr. Cohen was a Manager at PwC LLP in New York from 2006 to 2008. Mr. Cohen is a Certified Public Accountant and has an M.B.A from New York University and a B.A. in Economics and Accounting from the Hebrew University of Jerusalem.

Seth J. Bacon, 52, has served as the Chief Executive Officer Trinity Air Medical, LLC’s (“Trinity”) (a wholly-owned subsidiary of the Company) since he founded Trinity in 2013. Mr. Bacon has continued to serve as Trinity’s Chief Executive Officer since Blade’s acquisition of Trinity in September 2021. Prior to founding Trinity, Mr. Bacon served as the Battalion Chief of the Scottsdale Fire Department in Arizona, a captain of the Chandler Fire Department in Arizona and was a certified paramedic and rescue technician. Mr. Bacon has a B.B.A. from Arizona State University and an A.A.S. from Phoenix College.

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EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for our named executive officers.
Our named executive officers, consisting of our principal executive officer and the next two most highly compensated executive officers, for FY2023 were:
•	Robert S. Wiesenthal, Chief Executive Officer;
•	Melissa M. Tomkiel, President and General Counsel; and
•	William A. Heyburn, Chief Financial Officer and Head of Corporate Development.
The Compensation Committee of the Board sets our executive compensation philosophy and oversees compensation and benefits programs. The Compensation Committee oversees and determines the compensation of the Chief Executive Officer and other executive officers. The Compensation Committee has the authority to establish the compensation mix it believes is appropriate for each named executive officer, as well as any performance measures, goals, targets and business objectives that may be applicable with respect to any component of such compensation mix. The Compensation Committee determines the benefits and severance arrangements, if any, that we make available to executive officers. The Compensation Committee may, if it deems it appropriate, make recommendations to the Board with respect to executive compensation or director compensation for Board determination and approval. Our Chief Executive Officer does not participate in deliberations or decisions with regard to his compensation. Our Chief Executive Officer reviews the performance of our other named executive officers with our Compensation Committee, but no other named executive officer or employee reviews the performance of our named executive officers. The Compensation Committee gives considerable weight to the Chief Executive Officer’s evaluations of our other named executive officers because of his direct knowledge of these individuals’ performance and contributions.
On February 1, 2022, the Board changed our fiscal year from a year beginning on October 1 and ending September 30, to a year beginning on January 1 and ending December 31. In this Executive Compensation section, references to:
•	“FY2023” and “the fiscal year ended December 31, 2023” refer to the twelve-month period from January 1, 2023 through December 31, 2023;
•	“FY2022” and “the fiscal year ended December 31, 2022” refer to the twelve-month period from January 1, 2022 through December 31, 2022;
•	The “Transition Period” or “TP” refer to the three-month period from October 1, 2021 through December 31, 2021; and
•	“FY2021” refers to the twelve-month period from October 1, 2020 through September 30, 2021.
Compensation Philosophy
Our executive compensation program has been based on an underlying philosophy that compensation should attract, engage and retain high caliber talent and align the interests of our executives with the interests of our stockholders. Generally, the majority of our named executive officers’ annual compensation consists of equity awards, which are intended to help us retain our management team over a longer timeline and to align their interests with the long-term interests of our company and stockholders. However, in FY2023, the Compensation Committee did not grant equity awards to our executive officers because the Compensation Committee had not yet finalized the design of new performance-based awards until 2024, which resulted in the grant of performance-based equity awards in 2024 that would have otherwise been made in FY2023 had such design been finalized in FY2023. The Compensation Committee evaluates both overall company and individual executive performance when determining equity awards in order to motivate our executive officers and reward performance.
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Compensation Consultant Role
The Compensation Committee has authority under its charter to obtain, at the expense of the Company, advice and assistance from internal or external legal, accounting or other advisors and consultants as it deems necessary or appropriate in the performance of its duties. In addition, the Compensation Committee has sole authority to retain a compensation consultant to assist it in the evaluation of director and executive officer compensation.
The Compensation Committee retained Aon’s Human Capital Solutions Practice, a division of Aon (“Aon”) as its compensation consultant in FY2023. Aon reported directly to the Compensation Committee, attended meetings and provided advice to the Compensation Committee. Aon prepared analyses for the Compensation Committee based on its review of market data that it believed to be relevant, including compensation levels at, and the financial performance of, a comparator group of companies identified for relevant periods.
Aon met with the Compensation Committee and with management to solicit input on job scope, performance, retention issues and other relevant factors. Aon then prepared reports for the Compensation Committee with respect to management recommendations as to compensation opportunities of the applicable executive officers and the reasonableness of such recommendations. Aon worked independently with the Compensation Committee Chairperson to develop recommendations for the compensation of our Chief Executive Officer, President, Chief Financial Officer and other members of our senior management team. Aon also advised the Compensation Committee on compensation-related developments and best practices.
Aon did not provide Blade any services other than the services that it provided to the Compensation Committee. The Compensation Committee does not believe that the work performed by Aon for the Compensation Committee raised any conflict of interest.
Summary Compensation Table
The following table provides summary information concerning compensation earned by our named executive officers for services rendered during FY2023, FY2022, the TP and FY2021, respectively.
Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation(2)	Total Compensation
Robert S. Wiesenthal Chief Executive Officer	FY2023	$ 750,000	—	—	$937,500(3)	$32,291	$1,719,791
	FY2022	$600,000	$10,784,528	—	$513,000(4)	$41,673	$11,939,201
	TP	$129,167	$2,399,997	—	—	$9,883	$2,539,047
	FY2021	$390,683	$2,739,047	—	—	$41,584	$3,171,314
Melissa M. Tomkiel President and General Counsel	FY2023	$500,000	—	—	$468,750(3)	$36,331	$1,005,081
	FY2022	$500,000	$4,398,054	—	$285,000(4)	$16,854	$5,199,908
	TP	$109,375	$1,199,998	—	—	$3,050	$1,312,423
	FY2021	$312,500	$3,334,938	—	—	$140	$3,647,578
William A. Heyburn Chief Financial Officer and Head of Corporate Development	FY2023	$450,000	—	—	$421,875(3)	$38,563	$910,438
	FY2022	$450,000	$4,325,045	—	$256,000(4)	$24,314	$5,055,359
	TP	$96,875	$949,994	—	—	$1,481	$1,048,350
	FY2021	$243,811	$3,053,805	—	—	$1,038	$3,298,654
1.	Amounts shown reflect the grant date fair value of restricted stock units awarded, as calculated under the Financial Accounting Standards Board’s Accounting Codification Topic 718 (“ASC Topic 718”).
2.	Amounts shown represent the value of Blade services utilized by the executive.
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3.
Amounts shown represent an amount equal to the annual performance-based cash bonuses that were earned under the STIP (defined below). See “Narrative Disclosure to Summary Compensation Table” for a description of such bonuses for FY2023. The STIP RSU Awards (as defined below) were granted on March 8, 2024, and as such, will be reflected in the “Stock Awards” column of the Summary Compensation Table to be included in the Company’s proxy materials for the 2025 annual meeting of stockholders for the Company’s 2024 fiscal year.

4.
Amounts shown represent an amount equal to the annual performance-based cash bonuses that were earned under the Company’s 2022 Short-Term Incentive Plan, as described in the Company’s proxy materials for the 2023 annual meeting of stockholders.

Narrative Disclosure to Summary Compensation Table
Agreements with Named Executive Officers
Mr. Wiesenthal’s offer letter from the Company, dated September 1, 2015, generally provides for at-will employment, an initial annual base salary of $34,125 (subject to periodic review by our Board) (Mr. Wiesenthal’s annual base salary as of December 31, 2023 was $750,000), reimbursement of reasonable business expenses in accordance with Company policies, and a gross-up for any qualified business expense reimbursement that is deemed includable in Mr. Wiesenthal’s taxable income.
Ms. Tomkiel’s letter agreement with the Company, dated July 1, 2019, generally provides for at-will employment and an annual base salary of $275,000 effective as of July 1, 2019 (Ms. Tomkiel’s annual base salary as of December 31, 2023 was $500,000).
Additionally, as a condition of employment, each of our named executive officers has entered into our standard at-will employment, confidential information, invention assignment and arbitration agreement, which includes the following restrictive covenants: (i) perpetual confidentiality and non-disclosure; (ii) 12-month post-termination non-competition; (iii) 12-month post-termination non-solicitation of customers and non-interference with franchisees, joint ventures, suppliers, vendors or contractors; and (iv) 12-month post-termination non-solicitation and no-hire of employees.
Base Salary
We provide each named executive officer with a base salary for the services that the executive officer performs for us. Base salaries were initially set at the time each named executive officer commenced employment with us and are reviewed annually. The Compensation Committee, in setting future salary determinations, will take into account a range of factors, which may include some or all of the following: the named executive officer’s position, responsibilities associated with that position, length of service, experience, expertise, knowledge and qualifications; market factors; the industry in which we operate and compete; recruitment and retention factors; the named executive officer’s individual compensation history; salary levels of the other members of our executive team and similarly situated executives at comparable companies; and our overall compensation philosophy. Except for our Chief Executive Officer, whose base salary was increased by $150,000, none of our named executive officers received a base salary increase in FY2023. The Compensation Committee determined to increase our Chief Executive Officer’s base salary based on an analysis of comparable publicly-traded companies.
Name and Principal Position	FY2023	FY2022
Robert S. Wiesenthal Chief Executive Officer	$750,000	$600,000
Melissa M. Tomkiel President and General Counsel	$500,000	$500,000
William A. Heyburn Chief Financial Officer and Head of Corporate Development	$450,000	$450,000
Annual Bonus Pursuant to the Short-Term Incentive Plan
In March 2023, the Compensation Committee established the FY2023 short-term incentive plan (the “STIP”) for eligible employees. The STIP is a cash based sub-plan of the Incentive Plan, which pays out if the performance-based objectives of actual gross revenue and adjusted EBITDA achieved by the Company during FY2023 are
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met. If the Company achieves the applicable performance objectives, each executive receives a bonus equal to a certain percentage of his or her salary. Awards under the STIP may be earned as to 0% to 150% of the applicable target bonus percentage (the “Payout Percentage”). For FY2023, the Compensation Committee determined to increase the maximum potential Payout Percentage to 150% based on an analysis that showed that this maximum potential Payout Percentage was commonly used among comparable publicly-traded companies. The actual payouts under the STIP are calculated by multiplying (1) the amount of the participant’s base salary payable during FY2023, by (2) the participant’s applicable target bonus percentage by (3) the Payout Percentage (as determined by the Compensation Committee based on the level of actual gross revenue achieved). The target bonus percentages for our Chief Executive Officer, President and Chief Financial Officer are 100%, 75% and 75%, respectively of their FY2023 base salaries. The Compensation Committee determined to increase these individual target bonus percentages for FY2023 based on an analysis that showed that they were previously below the 50th percentile of comparable publicly-traded companies.
On March 8, 2024, the Compensation Committee determined that the Payout Percentage for our named executive officers was 145%, with a Payout Percentage of 125% for cash payments and a Payout Percentage of 20% for restricted stock unit awards (as further described below) (the “STIP RSU Awards”). As such, $937,500, $468,750 and $421,875 were paid to each of Mr. Wiesenthal, Ms. Tomkiel and Mr. Heyburn in cash, respectively. The number of restricted stock units in the STIP RSU Awards was determined by dividing the value of each respective STIP RSU Award by the average closing price of the Company’s common stock in the 30 calendar days leading up to March 8, 2024 (the date of the award of the STIP RSU Awards), and as such, on March 8, 2024, 45,672, 22,836 and 20,552 restricted stock units were granted to each of Mr. Wiesenthal, Ms. Tomkiel and Mr. Heyburn, respectively, as part of their payouts under the STIP. In accordance with the STIP, cash awards for FY2023 were paid out no later than 2.5 months following the end of the year, in one lump sum cash payment. As the STIP RSU Awards were granted to our named executive officers in lieu of cash under the STIP, the STIP RSU Awards will become fully vested on April 1, 2024, in each case subject to the applicable named executive officer’s continuous employment through such date. Adjusted EBITDA is a non-GAAP financial measure. This measure excludes non-cash items or certain transactions that are not indicative of ongoing Company operating performance and/or items that management does not believe are reflective of our ongoing core operations. The adjustments made to determine the level of adjusted EBITDA achieved by the Company in FY2023 for the purposes of determining payouts under the STIP include adjustments for significant and non-recurring items on Net Income, the nearest GAAP measure, including, without limitation, non-recurring contingent consideration, the change in fair value of warrant liabilities, stock-based compensation, intangible asset impairment and other non-cash or non-recurring items.
Overall Compensation
On November 13, 2023, the Compensation Committee approved the overall compensation of our named executive officers for the 2024 fiscal year (the “November Compensation Determinations”), which included approvals of the following compensation components for each respective named executive officer: (1) base salary; (2) short-term incentive plan target payout percentage to be included in the Company’s 2024 short-term incentive plan (“2024 STIP”) to be approved by the Compensation Committee in 2024; and (3) the number of performance-based restricted stock units (“PSUs”) to be approved by the Compensation Committee, along with the performance and vesting conditions applicable to such PSUs, in 2024. The number of PSUs was determined by dividing the perceived “grant value” of the PSUs by the average closing price of the Company’s common stock in the 30 calendar days leading up to the November Compensation Determinations. The 2024 STIP and PSUs were officially approved by the Compensation Committee on March 8, 2024, and as such, will be further disclosed in the Company’s proxy materials for the 2025 annual meeting of stockholders. As the Compensation Committee did not finalize the design of PSUs in FY2023, the Compensation Committee did not officially grant any equity awards to our named executive officers in FY2023.
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Equity Awards
August 2023 Acceleration of Outstanding Restricted Stock Unit Grants
On August 8, 2023, the Compensation Committee approved a partial acceleration of the vesting of each outstanding award of time-based restricted stock units, including those awarded to our directors and named executive officers (such awards, the “Accelerated Awards” and such approval, the “August 2023 Vesting Acceleration”). Pursuant to the August 2023 Vesting Acceleration, the vesting date of each tranche of the Accelerated Awards scheduled to vest on or after December 9, 2023 was accelerated as follows: (i) all tranches of Accelerated Awards with vesting dates between December 9 and March 7 were accelerated to the 8th day of December immediately preceding such vesting date (e.g., if a tranche was scheduled to vest on January 1, 2024, such tranche was accelerated to vest on December 8, 2023); (ii) all tranches of Accelerated Awards with vesting dates between March 9 and June 7 were accelerated to the 8th day of March immediately preceding such vesting date (e.g., if a tranche was scheduled to vest on April 1, 2024, such tranche was accelerated to vest on March 8, 2024); (iii) all tranches of Accelerated Awards with vesting dates between June 9 and September 7 were accelerated to the 8th day of June immediately preceding such vesting date (e.g., if a tranche was scheduled to vest on July 1, 2024, such tranche was accelerated to vest on June 8, 2024); and (iv) all tranches of Accelerated Awards with vesting dates between September 9 and December 7 were accelerated to the 8th day of September immediately preceding such vesting date (e.g., if a tranche was scheduled to vest on October 1, 2024, such tranche was accelerated to vest on September 8, 2024). The Compensation Committee determined to accelerate the vesting schedule for these awards solely for the purposes of standardizing the dates on which our equity awards vest in order to facilitate the administration of our equity award program.
2021 Omnibus Incentive Plan
We maintain the 2021 Omnibus Incentive Plan (the “Incentive Plan”), which provides a means through which to attract and retain key personnel and to provide a means whereby our directors, officers, employees, consultants and advisors can acquire and maintain an equity interest in us, or be paid incentive compensation, including incentive compensation measured by reference to the value of our shares of our common stock, thereby strengthening their commitment to our welfare and aligning their interests with those of our stockholders.
Eligible participants are any (i) individual employed by the Company or any of its subsidiaries and affiliates, collectively referred to as the “Company Group,” except that no employee covered by a collective bargaining agreement will be eligible to receive awards under the Incentive Plan unless and to the extent that such eligibility is set forth in such collective bargaining agreement or a related agreement; (ii) director or officer of any member of the Company Group; or (iii) consultant or advisor to any member of the Company Group who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act, who, in the case of each of clauses (i) through (iii) above, has entered into an award agreement or who has received written notification from the Compensation Committee (as defined below) or its designee that they have been selected to participate in the Incentive Plan.
The Incentive Plan is administered by the Compensation Committee of the Board or a subcommittee of such Compensation Committee to which it has properly delegated power, or if no such committee or subcommittee exists, our Board (such administering body and its authorized designee(s), the “Committee”).
The Incentive Plan provides that the total number of shares of the Company’s common stock that may be issued under the Incentive Plan is 9,306,968, or the “Absolute Share Limit,” except that the Absolute Share Limit will be increased (A) on the first day of each fiscal year after our 2021 fiscal year in an amount equal to the least of (x) 4,125,000 shares of the Company’s common stock, (y) 5.0% of the total number of shares of the Company’s common stock outstanding on the last day of the immediately preceding fiscal year, and (z) a lower number of shares of the Company’s common stock as determined by our Board and (B) for any shares of the Company’s common stock underlying awards outstanding under the Fly Blade, Inc. 2015 Equity Incentive Plan, or the “2015 Plan,” that, on or after the Closing Date, expire or are cancelled, forfeited, terminated, or otherwise are not issued (e.g., due to settlement in cash).
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The maximum number of shares of the Company’s common stock for which incentive stock options may be granted is equal to the Absolute Share Limit. Except for Substitute Awards (as described below), to the extent that an award (or an award under the 2015 Plan) expires or is cancelled, forfeited, terminated, settled in cash, or otherwise is settled without issuance to the participant of the full number of shares of the Company’s common stock to which the award (or an award under the 2015 Plan) related, the unissued shares will again be available for grant under the Incentive Plan. Shares of the Company’s common stock withheld in payment of the exercise price, or taxes relating to an award (or an award under the 2015 Plan), and shares equal to the number of shares surrendered in payment of any exercise price, or taxes relating to an award, shall be deemed to constitute shares not issued; except that such shares will not become available for issuance if either: (i) the applicable shares are withheld or surrendered following the termination of the Incentive Plan or (ii) at the time the applicable shares are withheld or surrendered, it would constitute a material revision of the Incentive Plan subject to stockholder approval under any then-applicable rules of the national securities exchange on which the Company’s common stock is listed. No award may be granted under the Incentive Plan after the tenth anniversary of the Closing Date, but awards granted before then may extend beyond that date. Awards may, in the sole discretion of the Compensation Committee, be granted in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by Company or with which Company combines, or Substitute Awards, and such Substitute Awards will not be counted against the Absolute Share Limit, except that Substitute Awards intended to qualify as “incentive stock options” will count against the limit on incentive stock options described above.
2015 Equity Incentive Plan
Prior to the Closing, we made grants to Service Providers (as defined in the 2015 Plan) under the 2015 Plan. The 2015 Plan permitted the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, and restricted stock units. No new grants can be made under the 2015 Plan following the adoption of the Incentive Plan. As of December 31, 2023, there were 7,217,074 outstanding options under the 2015 Plan.
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Outstanding Equity Awards at December 31, 2023
The following table provides information regarding outstanding equity awards made to our named executive officers as of December 31, 2023.
		Option Awards			Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable)	Option Exercise Price ($)	Option Expiration Date	Number of Unearned Shares, Units or Rights That Have Not Vested (#)	Market Value of Unearned Shares, Units or Rights That Have Not Vested ($)(4)
Robert S. Wiesenthal Chief Executive Officer	11/9/2022(1)				1,773,771	$6,261,411
	12/16/2021(2)				134,364	$474,304
	8/13/2021(3)				98,624	$348,142
	11/16/2018	2,428,702	$0.18	11/16/28
	9/1/2015	282,470	$0.18	9/1/25
	4/10/2015	2,475,223	$0.18	4/10/25
Melissa M. Tomkiel President and General Counsel	11/8/2022(1)				698,844	$2,466,919
	12/16/2021(2)				67,182	$237,152
	8/13/2021(3)				52,528	$185,423
	7/28/2020	593,566	$0.18	7/28/30
	7/11/2019	16,020	$0.18	7/11/29
	11/16/2018	90,861	$0.18	11/16/28
	6/27/2017	39,216	$0.18	6/27/27
William A. Heyburn Chief Financial Officer and Head of Corporate Development	11/8/2022(1)				687,243	$2,425,967
	12/16/2021(2)				53,186	$187,746
	8/13/2021(3)				40,951	$144,557
	7/28/2020	407,686	$0.18	7/28/30
1.
These restricted stock units had an original vesting schedule as follows: 6.25% (rounded down to the nearest whole number) was scheduled to vest every three calendar months from January 1, 2023 (with the first tranche having vested on April 1, 2023), with any remaining unvested restricted stock units to vest on January 1, 2027, in each case subject to the applicable named executive officer’s continuous employment through the vesting date. The vesting schedule of these restricted stock units was modified pursuant to the August 2023 Vesting Acceleration, with the first such modification impacting the tranche of restricted stock units originally scheduled to vest on January 1, 2024.

2.
These restricted stock units had an original vesting schedule as follows: 6.25% (rounded down to the nearest whole number) was scheduled to vest every three calendar months from January 1, 2022 (with the first tranche having vested on April 1, 2022), with any remaining unvested restricted stock units to vest on January 1, 2026, in each case subject to the applicable named executive officer’s continuous employment through the vesting date. The vesting schedule of these restricted stock units was modified pursuant to the August 2023 Vesting Acceleration, with the first such modification impacting the tranche of restricted stock units originally scheduled to vest on January 1, 2024.

3.
Two-thirds of these restricted stock units (rounded down to the nearest whole number) vested on July 1, 2023, and the remaining restricted stock units were originally scheduled to vest on July 1, 2024, but will now vest on June 8, 2024 pursuant to the August 2023 Vesting Acceleration, in each case, subject to the executive’s continued employment through such date.

4.	These values were calculated based on the closing price of shares of common stock on December 31, 2023, which was $3.53.
Flight Benefit Policy
Effective as of January 1, 2023, the Board approved a revised flight benefit policy for members of the Board and the Company’s named executive officers. The revised policy provides that the Company’s Chief Executive Officer is entitled to up to $50,000, and all other participants are entitled to up to $25,000,
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in personal travel on Company flights during each calendar year. Participants are responsible for all imputed income related to this benefit. The Compensation Committee determined to increase our Chief Executive Officer’s benefits under the revised policy after a review of flight benefits provided to Chief Executive Officers of similar aviation companies.
Severance Plan
On December 20, 2021, the Compensation Committee approved the Blade Air Mobility, Inc. Change in Control Severance Plan (the “Severance Plan”). Each of the Company’s “officers” (as defined by Rule 16a-1(f) under the Exchange Act) will participate in the Severance Plan. Employees of the Company who serve as the Company’s President or Chief Financial Officer are referred to as “Group A Participants” and all other “officers” of the Company (as defined by Rule 16a-1(f) under the Exchange Act), other than Company’s Chief Executive Officer and Group A Participants, are referred to as “Group B Participants.”
The Severance Plan provides participants who are terminated without Cause (as defined in the Severance Plan), or, solely in the case of the Company’s Chief Executive Officer, for Good Reason (as defined in the Severance Plan), outside of a Change in Control (as defined in the Severance Plan) protection period with the following benefits:
•	A lump sum cash payment of (i) 1.5x base salary for the Company’s Chief Executive Officer,
•	(ii) 1.0x base salary for Group A Participants, and (iii) 0.75x base salary for Group B Participants; and
•
Payment of premiums under the Company’s health plans for up to (i) 18 months for the Company’s Chief Executive Officer, (ii) 12 months for Group A Participants, and (iii) 9 months for Group B Participants.

The Severance Plan provides participants who are terminated without Cause or for Good Reason during a Change in Control protection period with the following benefits:
•	A lump sum cash payment of (i) 2.0x base salary for the Company’s Chief Executive Officer,
•	(ii) 1.0x base salary for Group A Participants, and (iii) 0.75x base salary for Group B Participants;
•
An additional lump sum cash payment equal to the participant’s target bonus prorated based on the number of days the participant was employed during the fiscal year in which the date of termination occurs;

•
Payment of premiums under the Company’s health plans for up to (i) 24 months for the Company’s Chief Executive Officer, (ii) 12 months for Group A Participants, and (iii) 9 months for Group B Participants; and

•	100% acceleration of outstanding time-based equity awards.
The Change in Control protection period will extend from 3 months before any Change in Control through 12 months following such Change in Control.
In order to receive any benefits under the Severance Plan, participants must sign a general release of claims against the Company. Any amounts payable to a participant under the Severance Plan will be reduced to the maximum amount that could be paid without being subject to the excise tax imposed under Internal Revenue Code Sections 280G and 4999, but only if the after-tax benefit of the reduced amount is higher than the after-tax benefit of the unreduced amount. The Severance Plan has a three-year term and may thereafter be renewed by the Compensation Committee in its sole discretion for additional three-year terms.
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Clawback Policy
We approved a clawback policy in compliance with the SEC’s and Nasdaq’s recently adopted final rules. Our clawback policy requires the repayment of certain cash and equity-based incentive compensation provided to current or former executive officers in connection with a restatement of financial statements if such compensation exceeds the amount that the executive officers would have received based on the restated financial statements.
Director Compensation
Equity Awards
August 2023 Restricted Stock Unit Grants
On August 8, 2023, the Board approved awards of restricted stock units for Mr. Affeldt, Mr. Borthwick, Ms. Garvey, Mr. Lerer, Mr. Love, Ms. Lyne and Mr. Philip. Pursuant to such approval, Mr. Affeldt was granted a total of 31,178 restricted stock units, Mr. Borthwick was granted a total of 76,074 restricted stock units, Ms. Garvey was granted a total of 48,637 restricted stock units, Mr. Lerer was granted a total of 31,178 restricted stock units, Mr. Love was granted a total of 31,178 restricted stock units, Ms. Lyne was granted a total of 37,413 restricted stock units and Mr. Philip was granted a total of 31,178 restricted stock units. These restricted stock units will vest on the date of the 2024 Annual Meeting, subject to each recipient’s continued service to the Company through such date.
August 2023 Acceleration of Outstanding Restricted Stock Unit Grants
On August 8, 2023, the Compensation Committee approved the August 2023 Vesting Acceleration, which accelerated the outstanding awards of time-based restricted stock units awards to our directors, as described above. The Compensation Committee determined to accelerate the vesting schedule for these awards solely for the purposes of standardizing the dates on which our equity awards vest in order to facilitate the administration of our equity award program.
FY2023 Director Compensation
For FY2023, we paid the following compensation to our non-employee directors for their service on the Board. Our directors are also reimbursed for reasonable travel and related expenses associated with attendance at Board or committee meetings and are eligible to participate in the Flight Benefit Policy.
Name	Fees Paid in Cash	Stock Awards(1)(2)	All Other Compensation(3)	Total
Eric Affeldt	$106,250(4)(5)(6)(7)(8)(9)	$124,712	$196	$231,158
John Borthwick	—	$304,296	$15,844	$320,140
Jane Garvey	—	$194,548	—	$194,548
Andrew Lauck	—	—	$12,046	$12,046
Kenneth Lerer	$53,750(10)(11)(12)	$124,712	—	$178,462
Reginald Love	$52,500(13)(14)(15)	$124,712	$11,401	$188,613
Susan Lyne	$25,000(16)	$149,652	$37,330	$211,982
Edward Philip	$38,750(17)(18)(19)	$124,712	$3,385	$166,847
1.
As of December 31, 2023, the non-employee directors held the following outstanding equity awards: (i) Mr. Affeldt (31,178 restricted stock units), (ii) Mr. Borthwick (76,074 restricted stock units and 104,388 unexercised stock options); (iii) Ms. Garvey (48,637 restricted stock units), (iv) Mr. Lauck (no outstanding equity awards), (v) Mr. Lerer (31,178 restricted stock units), (vi) and Mr. Love (31,178 restricted stock units), (vii) Ms. Lyne (37,413 restricted stock units), and (viii) Mr. Philip (31,178 restricted stock units).

2.	Amounts shown reflect the grant date fair value of restricted stock units awarded, as calculated under ASC Topic 718.
3.	Amounts shown represent the value of air and car transportation on Blade services.
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4.
$50,000 cash retainer, for service as the Chairman of the Board, subject to the following vesting schedule: 25% to become vested every three months, measured from May 7, 2022, such that the cash became 100% vested on May 7, 2023,. Amount shown in table is the amount that was earned in FY2023.

5.
$50,000 cash retainer, for service on the Board, subject to the following vesting schedule: 25% to become vested every three months, measured from May 7, 2022, such that the cash became 100% vested on the May 7, 2023. Amount shown in table is the amount that was earned in FY2023.

6.
$50,000 cash retainer, for service as the Chairman of the Board, subject to the following vesting schedule: 25% to become vested every three months, measured from May 9, 2023, such that the cash becomes 100% vested on May 9, 2024, subject in each case to Mr. Affeldt’s continued service with the Company through the applicable vesting date or the end of his term. Amount shown in table is the amount that was earned in FY2023.

7.
$50,000 cash retainer, for service on the Board, subject to the following vesting schedule: 25% to become vested every three months, measured from May 9, 2023, such that the cash becomes 100% vested on May 9, 2024, subject in each case to Mr. Affeldt’s continued service with the Company through the applicable vesting date or the end of his term. Amount shown in table is the amount that was earned in FY2023.

8.
$7,500 cash retainer, for service on the Compensation Committee, subject to the following vesting schedule: 25% to become vested every three months, measured from May 9, 2023, such that the cash becomes 100% vested on May 9, 2024, subject in each case to Mr. Affeldt’s continued service with the Company through the applicable vesting date or the end of his term. Amount shown in table is the amount that was earned in FY2023.

9.
$5,000 cash retainer, for service on the Nominating and Corporate Governance Committee of the Board, subject to the following vesting schedule: 25% to become vested every three months, measured from May 9, 2023, such that the cash becomes 100% vested on May 9, 2024, subject in each case to Mr. Affeldt’s continued service with the Company through the applicable vesting date or the end of his term. Amount shown in table is the amount that was earned in FY2023.

10.
$50,000 cash retainer, for service on the Board, subject to the following vesting schedule: 25% to become vested every three months, measured from May 7, 2022, such that the cash became 100% vested on May 7, 2023. Amount shown in table is the amount that was earned in FY2023.

11.
$50,000 cash retainer, for service on the Board, subject to the following vesting schedule: 25% to become vested every three months, measured from May 9, 2023, such that the cash becomes 100% vested on May 9, 2024, subject in each case to Mr. Lerer’s continued service with the Company through the applicable vesting date or the end of his term. Amount shown in table is the amount that was earned in FY2023.

12.
$7,500 cash retainer, for service on the Compensation Committee, subject to the following vesting schedule: 25% to become vested every three months, measured from May 9, 2023, such that the cash becomes 100% vested on May 9, 2024, subject in each case to Mr. Lerer’s continued service with the Company through the applicable vesting date or the end of his term. Amount shown in table is the amount that was earned in FY2023.

13.
$50,000 cash retainer, for service on the Board, subject to the following vesting schedule: 25% to become vested every three months, measured from May 7, 2022, such that the cash became 100% vested on May 7, 2023. Amount shown in table is the amount that was earned in FY2023.

14.
$50,000 cash retainer, for service on the Board, subject to the following vesting schedule: 25% to become vested every three months, measured from May 9, 2023, such that the cash becomes 100% vested on May 9, 2024, subject in each case to Mr. Love’s continued service with the Company through the applicable vesting date or the end of his term. Amount shown in table is the amount that was earned in FY2023.

15.
$5,000 cash retainer, for service on the Nominating and Corporate Governance Committee of the Board, subject to the following vesting schedule: 25% to become vested every three months, measured from May 9, 2023, such that the cash becomes 100% vested on May 9, 2024, subject in each case to Mr. Love’s continued service with the Company through the applicable vesting date or the end of his term. Amount shown in table is the amount that was earned in FY2023.

16.
$50,000 cash retainer, for service on the Board, subject to the following vesting schedule: 25% to become vested every three months, measured from May 9, 2023, such that the cash becomes 100% vested on May 9, 2024, subject in each case to Ms. Lyne’s continued service with the Company through the applicable vesting date or the end of his term. Amount shown in table is the amount that was earned in FY2023.

17.
$50,000 cash retainer, for service on the Board, subject to the following vesting schedule: 25% to become vested every three months, measured from May 9, 2023, such that the cash becomes 100% vested on May 9, 2024, subject in each case to Mr. Philip’s continued service with the Company through the applicable vesting date or the end of his term. Amount shown in table is the amount that was earned in FY2023.

18.
$20,000 cash retainer, for service as the chair of the Audit Committee of Board, subject to the following vesting schedule: 25% to become vested every three months, measured from May 9, 2023, such that the cash becomes 100% vested on May 9, 2024, subject in each case to Mr. Philip’s continued service with the Company through the applicable vesting date or the end of his term. Amount shown in table is the amount that was earned in FY2023.

19.
$7,500 cash retainer, for service on the Compensation Committee of the Board, subject to the following vesting schedule: 25% to become vested every three months, measured from May 9, 2023, such that the cash becomes 100% vested on May 9, 2024, subject in each case to Mr. Philip’s continued service with the Company through the applicable vesting date or the end of his term. Amount shown in table is the amount that was earned in FY2023.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to Blade regarding the beneficial ownership of Class A common stock as of March 7, 2024 by:
•	each person who is known by Blade to be the beneficial owner of more than five percent (5%) of the outstanding shares of any class of Class A common stock;
•	each current director of Blade and each nominee for director of Blade;
•	each of our executive officers named in the “Summary Compensation Table”; and
•	all current directors, director nominees, named executive officers and current executive officers as a group.
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. The beneficial ownership percentages set forth in the table below are based on 75,433,154 shares of our common stock issued and outstanding as of March 7, 2024. Except as specified below, the table below excludes an aggregate of 21,081,989 shares of our common stock issuable upon the exercise of any vested Blade Options or the exercise of Warrants.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Class A common stock.
Name of Beneficial Owners(1)	Number of Shares of Class A Common Stock Beneficially Owned(2)	Percentage of Outstanding Class A Common Stock
5% Stockholders:
Steele ExpCo Holdings, LLC(3)	12,423,000	15.5%
Robert S. Wiesenthal(4)	10,608,803	13.1%
Ark Investment Management, LLC(5)	6,493,785	8.6%
Colony Capital, Inc.(6)	5,153,835	6.8%
BlackRock, Inc.(7)	4,158,230	5.5%
Nikko Asset Management Americas, Inc.(8)	3,974,292	5.3%
RB Lift LLC(9)	3,827,488	5.1%
Executive Officers and Directors:
Eric Affeldt(10)	912,854	1.2%
John Borthwick(11)	180,462	*%
Jane Garvey(12)	123,264	*%
Andrew Lauck(13)	—	—
Kenneth Lerer(14)	176,231	*%
Reginald Love(15)	57,537	*%
Susan Lyne(16)	108,825	*%
Edward Philip(17)	155,805	*%
Robert S. Wiesenthal(4)	10,608,803	13.1%
William A. Heyburn(18)	1,020,848	1.3%
Melissa M. Tomkiel(19)	1,217,129	1.6%
All directors and executive officers as a group (13 individuals)(20)	14,932,488	18.0%
*	Indicates less than 1 percent.
1.	Unless otherwise noted, the business address for each executive officer and director of Blade is 55 Hudson Yards, 14th Floor, New York, NY 10001.
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2.
The beneficial ownership of Blade as of March 7, 2024 is based on shares of Class A common stock outstanding as of such date plus, with respect to each beneficial owner, the number of shares of Class A common stock such person had the right to acquire within 60 days of March 7, 2024.

3.
Solely based on information in a Schedule 13G/A filed with the SEC on February 9, 2023 by Steele ExpCo Holdings, LLC, KSL Capital Partners V GP, LLC and Eric Charles Resnick. The Schedule 13G/A indicates that as of December 31, 2022, Steele ExpCo Holdings, LLC directly held 7,923,000 shares of Class A common stock and Private Placement Warrants exercisable for 4,500,000 shares of Class A common stock. KSL Capital Partners V GP, LLC is the managing member of Steele ExpCo Holdings, LLC. Mr. Resnick is the managing member of KSL Capital Partners V GP, LLC. As such, KSL Capital Partners V GP, LLC and Mr. Resnick may be deemed to have or share voting and dispositive power of the securities held directly by Steele ExpCo Holdings, LLC. Mr. Resnick disclaims beneficial ownership of these shares except to the extent of his individual pecuniary interest in such shares, directly or indirectly. The address for each entity is c/o KSL Capital Partners, 100 St. Paul Street, Suite 800, Denver, Colorado 80206.

4.
Interests shown consist of 5,257,799 shares of Class A common stock, vested Blade Options exercisable for an aggregate of 5,186,395 shares of Class A common stock, and 164,609 restricted stock units that will vest within 60 days of March 14, 2023.

5.
Solely based on information in a Schedule 13G/A filed with the SEC on January 29, 2024 by ARK Investment Management, LLC. The Schedule 13G/A indicates that as of December 31, 2023, ARK Investment Management, LLC was the beneficial owner of 6,493,785 shares of our common stock, with sole voting power and dispositive power as to all of such shares. The business address for this investor is 200 Central Avenue, St. Petersburg, FL 33701.

6.
Solely based on information in a Schedule 13D filed with the SEC on May 19, 2021 by Colony Capital, Inc., Colony Capital Operating Company, LLC, CFI RE Holdco, LLC, ColPE Blade Holdco, LLC, and ColPE Blade Investor, LLC. The Schedule 13D indicates that as of May 7, 2021, ColPE Blade Investor, LLC directly held 5,153,835 shares of Class A common stock. The Schedule 13D indicates that Colony Capital Operating Company, LLC is the sole managing member of CFI RE Holdco, LLC, which is the sole managing member of ColPE Blade Holdco, LLC, which is the sole managing member of ColPE Blade Investor, LLC. The business address for Colony Capital, Inc. is 750 Park of Commerce Drive, Suite 210, Boca Raton, Florida 33487.

7.
Solely based on information in a Schedule 13G filed with the SEC on January 31, 2024 by BlackRock, Inc. The Schedule 13G indicates that as of December 31, 2023, BlackRock, Inc. had sole voting power with respect to 4,075,300 shares of Class A common stock and sole dispositive power with respect to 4,158,320, shares of Class A common stock as the parent holding company or control person of the following subsidiaries: BlackRock Advisors, LLC, BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc. and BlackRock Investment Management, LLC. The business address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

8.
Solely based on information in a Schedule 13G/A filed with the SEC on February 13, 2024 by Nikko Asset Management Americas, Inc. and a Schedule 13G/A filed by Sumitomo Mitsui Trust Holdings, Inc. and Nikko Asset Management Co., Ltd. on February 5, 2024. These Schedule 13G/As indicate that as of December 31, 2023, Nikko Asset Management Americas, Inc. was the beneficial owner of 3,974,292 shares of our common stock and that such shares are owned, or may be deemed to be beneficially owned, by its parent holding companies, Sumitomo Mitsui Trust Holdings Inc. and Nikko Asset Management Co., Ltd. Nikko Asset Management Americas, Inc. reported having no voting power over such shares and dispositive power as to all of such shares. Sumitomo Mitsui Trust Holdings, Inc. and Nikko Asset Management Co., Ltd. reported having shared voting and dispositive power over all of such shares. The business address for Nikko Asset Management Americas, Inc. is 605 Third Avenue, 38th Floor, New York, NY 10158. The business address for Sumitomo Mitsui Trust Holdings, Inc. is 1-4-1 Marunouchi, Chiyoda-ku, Tokyo 100-8233, Japan and for Nikko Asset Management Co., Ltd. is Midtown Tower, 9-7-1 Akasaka, Minato-ku, Tokyo 107-6242, Japan.

9.
Solely based on information in a Schedule 13D/A filed with the SEC on March 31, 2023 by RB Lift LLC (“RB Lift”), RB Gazelle Aviation LLC (“Aviation”), RB KP Gazelle Co-Invest, LLC (“Co-Invest”), RB KP Gazelle Co-Invest PA, LLC (“Co-Invest PA”), RedBird Capital Partners LP (“Capital Partners”) and Gerald Cardinale. This Schedule 13D/A indicates that as of March 27, 2023, RB Lift directly held 3,479,826 shares of Class A common stock and Mr. Cardinale individually held 347,662 shares of Class A common stock. Each of Aviation, Co-Invest, and Co-Invest PA are members of RB Lift. Aviation, Co-Invest and Co-Invest PA may be attributed beneficial ownership of 92.64%, 2.76% and 4.60%, respectively, of the shares directly held by RB Lift. RB KP Gazelle Co-Invest Manager LLC (“Gazelle Co-Invest Manager”) is the manager for both of Co-Invest and Co-Invest PA. Redbird Capital Partners Holdings LLC (“Holdings”) is the sole member of Gazelle Co-Invest Manager. RB Gazelle Aggregator, LP (“Gazelle Aggregator”) is the sole member of Aviation and RedBird Series 2019 GenPar LLC (“GenPar”) is the general partner of Gazelle Aggregator. Capital Partners is the sole manager of GenPar and Holdings. Mr. Cardinale controls both of Holdings and Capital Partners, and as such has voting and investment discretion with respect to the reported securities directly held by RB Lift, in addition to the 347,662 shares of Common Stock held by Mr. Cardinale individually. Mr. Cardinale reports sole voting and dispositive power with respect to the 347,662 shares of Class A common stock that he individually held. Each of RB Lift, Aviation, Capital Partners and Mr. Cardinale reports shared voting and dispositive power with respect to the 3,479,826 shares of Class A common stock held directly by RB Lift. Co-Invest and Co-Invest PA each report shared voting and dispositive power with respect to 96,000 and 160,000, respectively, of the shares of Class A common stock held directly by RB Lift. The Schedule 13D states that it shall not be deemed to be an admission that any of the persons named therein is the beneficial owner of the securities discussed therein. The address of the principal business and office of each of the persons named in this footnote is 667 Madison Avenue, 16th Floor, New York, NY 10065.

10.
Interests shown consist of 66,426 shares of Class A common stock held directly by Mr. Affeldt, 465,250 shares of Class A common stock held directly by the Eric L Affeldt Living Trust, for which Mr. Affeldt serves as the trustee, 31,178 restricted stock units that will vest within 60 days of March 7, 2024, and Private Placement Warrants exercisable for 350,000 shares of Class A common stock held directly by the Eric L Affeldt Living Trust.

11.	Interests shown consist 76,074 restricted stock units that will vest within 60 days of March 7, 2024 and 104,388 shares of Class A common stock issuable upon the exercise of vested Blade Options.
12.	Interests shown consist of 74,627 shares of Class A common stock held and 48,637 restricted stock units that will vest within 60 days of March 7, 2024.
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13.
Mr. Lauck is a partner at RedBird Capital Partners LP, an affiliate of RB Lift. Mr. Lauck disclaims ownership of the shares of Class A common stock held by RB Lift as described in footnote (9) above. Mr. Lauck’s principal business office is 667 Madison Avenue, 16th Floor, New York, NY 10065.

14.
Interests shown consist of: 56,426 shares of Class A common stock held by Mr. Lerer, 31,178 restricted stock units that will vest within 60 days of March 7, 2024, 30,895 shares of Class A common stock held by Lerer Hippeau Ventures Select Fund, LP and 57,732 shares of Class A common stock held by Lerer Hippeau Ventures V, LP. Mr. Lerer, who is a member of the Board, is the Managing Member of each of the investors, and may be deemed to beneficially own all of the shares of Class A common stock held by Lerer Hippeau Ventures Select Fund, LP and Lerer Hippeau Ventures V, LP. The business address for Mr. Lerer is c/o Andersen Tax, 1177 6th Ave, 18th Floor, New York, NY 10036, and the business address for Lerer Hippeau Ventures Select Fund, LP and Lerer Hippeau Ventures V, LP is 100 Crosby Street, Suite 201, New York, NY 10012.

15.	Interests shown consist of 26,359 shares of Class A common stock held and 31,178 restricted stock units that will vest within 60 days of March 7, 2024.
16.	Interests shown consist of 71,412 shares of Class A common stock held and 37,413 restricted stock units that will vest within 60 days of March 7, 2024.
17.	Interests shown consist of 124,627 shares of Class A common stock held and 31,178 restricted stock units that will vest within 60 days of March 7, 2024.
18.
Interests shown consist of 606,930 shares of Class A common stock held, 350,000 shares of Class A common stock issuable upon the exercise of vested Blade Options, and 63,918 restricted stock units that will vest within 60 days of March 7, 2024.

19.
Interests shown consist of 440,980 shares of Class A common stock held, 709,515 shares of Class A common stock issuable upon the exercise of vested Blade Options, and 66,634 restricted stock units that will vest within 60 days of March 7, 2024.

20.
Interests shown consist of 7,634,502 shares of Class A common stock held, 6,350,298 shares of Class A common stock issuable upon the exercise of vested Blade Options, 597,688 restricted stock units that will vest within 60 days of March 7, 2024, and Private Placement Warrants exercisable for 350,000 shares of Class A common stock.

As of March 7, 2024, none of our current executive officers or directors has pledged any of our shares.
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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Blade Related Party Transactions
Investor Rights Agreement
In December 2020, in connection with the execution of the Merger Agreement, EIC entered into the Investor Rights Agreement with Experience Sponsor LLC, one of EIC’s significant investors at such time, and certain stockholders of Old Blade, including Robert Wiesenthal and other current and former executive officers of Blade.
The Investor Rights Agreement provides that the Board will nominate a number of Sponsor Directors such that, following the election of any directors and taking into account any director continuing to serve as such without the need for re-election, the number of Sponsor Directors serving as directors of Blade will be equal to: (a) if the Sponsor (or its permitted transferees) continues to beneficially own at least 50% of the shares of our common stock beneficially owned by the Sponsor at the closing of the Merger, two-sevenths of the total number of directors, rounding up to the nearest whole number, and (b) if the Sponsor (or its permitted transferees) continues to beneficially own at least 25% (but less than 50%) of the shares of our common stock beneficially owned by the Sponsor at the closing of the Merger, one- seventh of the total number of directors, rounding up to the nearest whole number. Once the Sponsor’s ownership falls below an applicable ownership threshold, any then-serving Sponsor Directors in excess of the number of Sponsor Directors that the Sponsor is then entitled to designate shall promptly tender his or her resignation for the consideration of the Board. We have also agreed to take all actions (to the extent such actions are not prohibited by applicable law and within our control) to cause our Chief Executive Officer to serve as a director of the Board.
In addition, the Investor Rights Agreement provides that Blade will provide each of the Sponsor and Robert Wiesenthal “demand” registration rights and to provide to certain other parties customary “piggyback” registration rights on registered offerings of equity securities of Blade and certain other registration rights, subject to customary cut-back provisions. The Investor Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act. Additionally, following certain underwritten offerings of Blade’s equity securities, certain of the parties to the Investor Rights Agreement will also agree to a customary market stand-off period not to exceed 90 days.
Pursuant to the Investor Rights Agreement, the Company filed a shelf registration statement in 2022 in respect of the equity securities held by certain parties to the Investor Rights Agreement and will use reasonable best efforts to maintain or, in the event it ceases to be effective, replace such shelf registration statement until such parties have sold all eligible equity securities of the Company beneficially owned by such parties as of the Closing.
Furthermore, the Investor Rights Agreement contains certain restrictions on the disposal or transfer of our common stock and warrants by the parties thereto, all of which restrictions had lapsed by June 2022.
Observation Rights Agreement
On January 13, 2023, we and RB Lift LLC (“RB Lift”) entered into an observation rights agreement (the “Observation Rights Agreement”), which provided that, for so long as RB Lift and its affiliates beneficially owned at least 5.0% of our outstanding common stock, RB Lift was entitled to appoint a representative to act as a non-voting observer to the Board. RB Lift appointed Andrew Lauck, the president of RB Lift, to act as such observer. In connection therewith, Mr. Lauck entered into an observation compliance agreement with us, whereby Mr. Lauck undertook certain customary confidentiality obligations in connection with his observation privileges. The Observation Rights Agreement terminated on its terms upon the Board’s appointment of Mr. Lauck as a member of our Board on March 27, 2023.
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Nomination Rights Agreement
On March 27, 2023, we and RB Lift entered a nomination rights agreement (the “Nomination Rights Agreement”), which provided that, for as long as RB Lift and its affiliates beneficially owned at least 5.0% of our outstanding common stock, RB Lift was entitled to nominate one director (the “RedBird Nominee”) to serve on our Board as a Class II director and, subject to certain limitations, on the Audit Committee. RB Lift nominated Andrew Lauck, the president of RB Lift, as the RedBird Nominee. in the event that the RedBird Nominee ceases to serve as a director (other than the failure of the stockholders of the Company to elect such individual as a director of the termination of the nomination right), RB Lift will have the right to designate a replacement nominee. The Nomination Rights Agreement will remain in effect until the earlier of the annual general meeting of stockholders of the Company held in 2026 or RB Lift and its affiliates ceasing to own at least 5.0% of our outstanding common stock.
Transactions with Portfolio Companies of RedBird Capital Partners Management
The Company occasionally engages in transactions for certain air charter services with jet operators who are part of the portfolio of RedBird Capital Partners Management LLC, which is an investor in our company. Additionally, Andrew Lauck, a member of our board of directors, is a Partner of an affiliated company of RedBird Capital Partners Management LLC. During the year ended December 31, 2023, the Company paid these jet operators approximately $369,000 for air charter services.
Related Party Transaction Policy
We have a written policy on transactions with related parties, which we refer to as our “related party policy.” Our related party policy defines “related parties” as:
•	any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer or a nominee to become a director;
•	any person who is known to beneficially own more than 5% of any class of our voting securities;
•	any immediate family member of the foregoing persons; and
•	any entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position of in which such person has a 5% or greater beneficial ownership interest.
Our related party policy requires that all related parties must disclose to our General Counsel any transaction, arrangement or relationship in which Blade (including any of our subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any related party had, has or will have a direct or indirect material interest. Our general counsel will communicate that information to our Audit Committee for consideration. Our Audit Committee will consider all of the relevant facts and circumstances available, including, but not limited to whether the transaction was (i) undertaken in the ordinary course of business, (ii) on terms comparable to those that could be obtained in an arm’s-length transaction, and (iii) the purpose and potential benefits to Blade of such transaction. Our related party policy provides that the Audit Committee will only approve those related party transactions that are in, or are not inconsistent with, the best interests of Blade and its stockholders. It is also our policy that any directors interested in a related person transaction must recuse themselves from any vote on a related person transaction in which they have an interest. Our related party policy further provides that no immediate family member of a director or executive officer shall be hired as an employee of Blade unless the employment arrangement is approved by the Audit Committee.
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DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and stockholders are required by SEC regulations to furnish the Company with copies of all such reports that they file. Based solely on a review of copies of reports filed with the SEC and of written representations by officers and directors, the Company believes that during the fiscal year ended December 31, 2023, all officers and directors subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.
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GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND FREQUENTLY ASKED QUESTIONS
Voting Instructions and Information
How do stockholders attend the Annual Meeting?
We will be hosting the 2024 Annual Meeting live via the internet on May 2, 2024 at 9:00 a.m. (Eastern Time). You will be able to attend the 2024 Annual Meeting, vote your shares electronically and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/BLDE2024. You will be able to attend the 2024 Annual Meeting from any location with internet connectivity. You will not be able to attend the 2024 Annual Meeting in person.
Appointing a proxy in response to this solicitation will not affect your right to attend the 2024 Annual Meeting and to vote during the 2024 Annual Meeting. Please note that if you hold your common stock in “street name” (that is, through a broker, bank or other nominee), you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.
Stockholders may submit questions and comments before and during the meeting. During the meeting, we will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of procedure. The rules of procedure will be posted on the virtual meeting web portal. To the extent time doesn’t allow us to answer all of the appropriately submitted questions, we will answer them in writing on the Investor Relations page on our website at ir.blade.com, soon after the meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
The Annual Meeting webcast will begin promptly at 9:00 a.m. (Eastern Time). We encourage you to access the meeting webcast prior to the start time. Online check-in will begin, and stockholders may begin submitting written questions, at 8:45 a.m. (Eastern Time), and you should allow ample time for the check-in procedures.
What matters will be presented?
We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, then proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, then proxies can vote your shares at the adjournment or postponement as well.
Are all of the Company’s directors standing for election at the 2024 Annual Meeting?
No, only our Class III directors are standing for re-election at this time. Our Class I directors will stand for election at the 2025 Annual Meeting and our Class II directors will stand for election at the 2026 Annual Meeting.
How do stockholders participate in the virtual meeting?
To participate in the meeting, you must have the 16-digit number that is shown on your Notice of Internet Availability of Proxy Materials or on your proxy card if you elected to receive proxy materials by mail. You may access the Annual Meeting by visiting www.virtualshareholdermeeting.com/BLDE2024. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log in page.
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Will stockholders be able to participate in the virtual meeting on the same basis stockholders would be able to participate in an in-person annual meeting?
The virtual meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world that has internet connection at little to no cost, while protecting the health and well-being of our stockholders and other participants at the Annual Meeting.
We designed the format of the virtual meeting to ensure that stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance shareholder access, participation and communication through online tools. We will take the following steps to ensure such an experience:
•	providing stockholders with the ability to submit appropriate questions in advance of the meeting to ensure thoughtful responses from management and the board;
•	providing stockholders with the ability to submit appropriate questions real-time via the meeting website; and
•	answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination.
What stockholders are entitled to vote?
You may vote if you owned shares of our common stock as of March 7, 2024, which is the record date for the Annual Meeting. You are entitled to one vote on each matter presented at the Annual Meeting for each share of common stock that you owned on that date. As of March 7, 2024, we had 75,433,154 shares of common stock outstanding.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered to be the stockholder of record with respect to those shares, and we have sent the Notice of Internet Availability directly to you. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote during the live webcast of the Annual Meeting.
Beneficial Owner Stockholders. If your shares are held in a stock brokerage account or by a bank or other intermediary, you are considered to be the beneficial owner of shares held in “street name,” and the Notice of Internet Availability has been forwarded to you by your bank, broker, or intermediary (which is considered to be the stockholder of record with respect to those shares). As a beneficial owner, you have the right to direct your bank, broker, or intermediary on how to vote. Your bank, broker, or intermediary has sent you a voting instruction card for you to use in directing the bank, broker, or intermediary regarding how to vote your shares. However, since you are not the stockholder of record, you may not vote these shares during the live webcast of the Annual Meeting.
Who will tabulate the votes?
Broadridge Financial Solutions, Inc., an independent third party, will tabulate the votes.
How do I vote?
If you plan to attend the Annual Meeting, you may vote and submit questions while attending the meeting via live webcast. You will need the 16-digit number included on your Notice of Availability or your proxy card (if you received a printed copy of the proxy materials) in order to be able to enter the meeting. Shares held in your name as the stockholder of record may be voted by you, while the polls remain open, at www.virtualshareholdermeeting.com/BLDE2024 during the meeting.
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If your common stock is held in your name, there are three ways for you to vote by proxy:
•	If you received a paper copy of the proxy materials by mail, mail the completed proxy card in the enclosed return envelope;
•	Call 1 800-690-6903; or
•	Log on to the internet at www.proxyvote.com and follow the instructions at that site. The website address for internet voting is also provided on your Notice of Availability.
Telephone and internet proxy voting will close at 11:59 p.m. (Eastern Time) on May 1, 2024 (although you may also vote live at the Annual Meeting). Proxies submitted by mail must be received prior to the meeting. Unless you indicate otherwise on your proxy card, the persons named as your proxies will vote your common stock:
•	FOR all of the nominees for director named in this Proxy Statement; and
•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024.
If your common stock is held in the name of your broker, bank or other nominee, then you should receive separate instructions from the holder of your common stock describing how to vote your common stock.
Even if you plan to attend the Annual Meeting via live webcast, we recommend that you vote your common stock in advance as described above so that your vote will be counted if you later decide not to participate in the virtual Annual Meeting.
What happens if I do not vote? What is the effect of broker non-votes
If you are a stockholder of record, then your shares will not be voted if you do not provide your proxy, unless you attend the live webcast and vote online during the Annual Meeting.
If (i) you are the beneficial owner of shares held in the name of a broker, trustee or other nominee, (ii) you do not provide that broker, trustee or other nominee with voting instructions, (iii) such person does not have discretionary authority to vote on such proposal, and (iv) you do not attend the live webcast and vote online during the Annual Meeting, then a “broker non-vote” will occur. Under the Nasdaq rules, brokers, trustees or other nominees may generally vote on routine matters but cannot vote on non-routine matters. Our Proposal 2 (ratify the appointment of our independent registered public accounting firm for 2024) is the only proposal in this Proxy Statement that is considered a routine matter. The other proposals are not considered routine matters, and without your instructions, your broker cannot vote your shares. For all other proposals, broker non-votes are not considered “present,” and as such, broker non-votes will not affect the outcome of any such other proposals.
How is a quorum determined?
Holders of a majority in voting power of the stock entitled to vote at the Annual Meeting must be present or represented by proxy to constitute a quorum for the transaction of business at the Annual Meeting. Shares that vote with respect to at least one proposal to be considered at the Annual Meeting, votes to “WITHHOLD” authority on the election of directors, and votes to “ABSTAIN,” broker votes and broker non-votes (only when accompanied by broker votes with respect to at least one matter at the meeting) are counted as present and entitled to vote for purposes of determining a meeting quorum. No business may be conducted at the Annual Meeting if a quorum is not present. Stockholders attending the Annual Meeting through the live webcast will be considered present for the purposes of determining a meeting quorum. If a quorum is not present by attendance at the Annual Meeting or represented by proxy, the stockholders present by attendance at the meeting or by proxy may adjourn the meeting, until a quorum is present. If a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.
36

What vote levels are required to pass an item of business?
Proposal		Vote Required	Broker Discretionary Voting Allowed
Proposal 1	Election of Class III Directors	Plurality of Votes Cast for each Director Nominee	No
Proposal 2	Ratification of Appointment of Independent Registered Public Accounting Firm	Majority of Votes Cast	Yes
With respect to Proposal 1, you may vote “FOR” or “WITHHOLD” with respect to each director nominee. Only votes cast “FOR” a nominee will be counted in the election of directors. Votes cast to “WITHHOLD” with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees. The individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting. This means that the four nominees receiving the highest number of votes at the Annual Meeting will be elected, even if these votes do not constitute a majority of the votes cast. Proxies may not be voted for more than four directors and stockholders may not cumulate votes in the election of directors.
With respect to Proposal 2, you may vote “FOR”, “AGAINST” or “ABSTAIN”.
If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, but will not be counted for purposes of determining the number of votes cast.
Proposal 2 (ratify the appointment of our independent registered public accounting firm for 2024) is the only proposal on which your broker is entitled to vote your shares if no instructions are received from you.
What are the Board’s voting recommendations?
•	FOR election of our board-nominated slate of directors (see Proposal 1); and
•
FOR the ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, to be the auditors of our annual financial statements for the fiscal year ending December 31, 2024 (see Proposal 2);

Unless you give other instructions on your proxy card, the persons named as proxies on the proxy card will vote in accordance with the recommendations of the Board.
Where can I find the voting results?
Preliminary voting results will be announced at the Annual Meeting, and final voting results will be reported in a Current Report on Form 8-K, which we will file with the SEC within four business days following the Annual Meeting.
How do I revoke my proxy?
You can revoke your proxy if your common stock is held in your name by:
•	Filing written notice of revocation before our Annual Meeting with our President, General Counsel and Secretary, Melissa Tomkiel, at 55 Hudson Yards, 14th Floor, New York, New York 10001;
•	Signing a proxy bearing a later date and delivering it before our Annual Meeting; or
•	Attending the live webcast and voting online during the Annual Meeting.
If your common stock is held in the name of your broker, bank or other nominee, please follow the voting instructions provided by the holder of your common stock regarding how to revoke your proxy.
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What are the costs of proxy solicitations?
Our Board solicits proxies on our behalf, and we will bear the expense of preparing, printing and mailing this Proxy Statement and the proxies we solicit. Proxies may be solicited by mail, telephone, personal contact and electronic means and may also be solicited by directors and officers in person, by the internet, by telephone or by facsimile transmission, without additional remuneration.
We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of our stock as of the record date and will reimburse them for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy by the internet or telephone, or by completing and returning the enclosed proxy card (if you received your proxy materials in the mail), will help to avoid additional expense.
Where can stockholders find our corporate governance materials?
Current copies of our Board’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, and the charters for the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are published in the Governance Documents section of the Investor Relations page on our website at ir.blade.com/corporate-governance. We are not, however, including the other information contained on or available through our website as a part of, or incorporating such information by reference into, this Proxy Statement.
Elimination of Paper and Duplicative Materials
Internet availability
Pursuant to rules adopted by the SEC, we are providing access to our proxy materials over the internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
Important Notice: Important Notice: Our 2024 Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available free of charge on our investor relations website at ir.blade.com. We will provide by mail, without charge, a copy of our Annual Report on Form 10-K at your request. Please direct all inquiries to our Investor Relations Department at Blade Air Mobility, Inc., at 55 Hudson Yards, 14th Floor, New York, NY 10001, or by email at investors@blade.com.
Householding
Householding permits us to mail a single set of proxy materials to any household in which two or more different stockholders reside and are members of the same household or in which one stockholder has multiple accounts. If we household materials for future meetings, then only one copy of our Annual Report and Proxy Statement will be sent to multiple stockholders who share the same address and last name, unless we have received contrary instructions from one or more of those stockholders. In addition, we have been notified that certain intermediaries (i.e., brokers, banks or other nominees) will household proxy materials for the Annual Meeting. If you wish to receive a separate copy of the Annual Report and Proxy Statement or of future annual reports and proxy statements, then you may contact our Investor Relations Department by (i) mail at Blade Air Mobility, Inc., Attention: Investor Relations, 55 Hudson Yards, 14th Floor, New York, NY 10001, (ii) e-mail at investors@blade.com or (iii) by phone at (347) 795-1074.You can also contact your broker, bank or other nominee to make a similar request. If we did not household your proxy materials for the 2024 Annual Meeting but you would like us to do so in the future, please contact our Investor Relations Department by mail, telephone or email as listed above.
38

Incorporation by Reference
The Audit Committee Report contained herein shall not be deemed to be “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent specifically incorporated by reference therein. In addition, we are not including any information contained on or available through our corporate website or any other website that we may maintain as part of, or incorporating such information by reference into, this Proxy Statement.
Transfer Agent Information
Equiniti Trust Company, LLC (“Equiniti”), formerly known as American Stock Transfer & Trust Company, LLC, is the transfer agent for the common stock of Blade Air Mobility, Inc. Equiniti can be reached at (800) 937-5449 or via email at HelpAST@equiniti.com. You should contact AST if you are a registered stockholder and have a question about your account or if you would like to report a change in your name or address. Equiniti can also be contacted as follows:
Regular, Registered or Overnight Mail
Equiniti Trust Company, LLC
55 Challenger Road, 2nd Floor
Ridgefield Park, New Jersey 07660
39

BLADE

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/01/2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to – **www.virtualshareholdermeeting.com/BLDE2024**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/01/2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class III Directors to be elected for terms expiring in 2027.	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Susan Lyne 02) Robert Wiesenthal

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratify Appointment of Independent Registered Public Accounting Firm for 2024 (Deloitte & Touche LLP).	▢	▢	▢

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000635186_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com

BLADE AIR MOBILITY, INC.
Annual Meeting of Shareholders
May 2, 2024 9:00 AM EDT
This proxy is solicited by the Board of Directors

The undersigned shareholder of Blade Air Mobility, Inc. (the "Company") hereby appoints Eric Affeldt and Robert Wiesenthal, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM EDT on May 2, 2024, and any adjournment or postponement thereof. You can virtually attend the meeting online by visiting www.virtualshareholdermeeting.com/BLDE2024.

This proxy card, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy card will be voted in accordance with the Board of Directors' recommendations. The shares represented by this proxy card will be voted at the discretion of the proxies for any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof.

0000635186_2 R1.0.0.6

Continued and to be signed on reverse side